                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:


[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                          AVERY DENNISON CORPORATION
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                          AVERY DENNISON CORPORATION
             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

-----------------   -----------------------------------------------------------

[LOGO OF AVERY      Avery Dennison Corporation
 DENNISON]          150 North Orange Grove Boulevard
                    Pasadena, California 91103

-----------------   -----------------------------------------------------------

NOTICE OF           To the Stockholders:
ANNUAL MEETING      The Annual Meeting of Stockholders of Avery Dennison
OF STOCKHOLDERS     Corporation will be held at 150 North Orange Grove
To be held          Boulevard, Pasadena, California on Thursday, April 25,
April 25, 1996      1996 at 1:30 P.M. for the following purposes:

                    1. To elect three directors to hold office for a term of
                       three years and until their successors are elected and have qualified;

                    2. To consider and vote upon a proposal to approve an
                       amendment to the Company's 1990 Stock Option and Incentive Plan for Key Employees; and

                    3. To transact such other business as may properly come
                       before the meeting and any adjournments thereof.

                    In accordance with the Bylaws, the Board of Directors has fixed the close of business on Tuesday, February 27, 1996, as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

                    All stockholders are cordially invited to attend the meeting.

                    BY ORDER OF THE BOARD OF DIRECTORS

                    Robert G. van Schoonenberg
                    Secretary

                    Pasadena, California
                    Dated: March 8, 1996

                    -----------------------------------------------------------
                    Whether or not you presently plan to attend the Annual Meeting, in order to ensure your representation please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United
                    States). If you attend the meeting and wish to vote in person, your proxy will not be used.
                    -----------------------------------------------------------

                          AVERY DENNISON CORPORATION
                       150 NORTH ORANGE GROVE BOULEVARD
                          PASADENA, CALIFORNIA 91103

                                PROXY STATEMENT

  This proxy statement is furnished to the stockholders on behalf of the Board of Directors of Avery Dennison Corporation, a Delaware corporation (hereinafter called the "Company"), for solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, April 25, 1996 at 1:30 P.M. and at any and all adjournments thereof. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. If you attend the meeting and wish to vote your shares in person, your proxy will not be used. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Under the Company's Bylaws and Delaware law: (1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal. The Company has retained D.F. King & Co., Inc. to assist in soliciting proxies for this meeting at a fee estimated at $10,000 plus out of pocket expenses. Expenses incident to the preparation and mailing of the notice of meeting, proxy statement and form of proxy are to be paid by the Company. This proxy statement is to be mailed to stockholders on or about March 8, 1996.

  The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. In addition to the election of directors, an amendment to the Company's 1990 Stock Option and Incentive Plan for Key Employees (the "1990 Plan") will be submitted for approval by the Company's stockholders. The 1990 Plan previously has been approved by the stockholders, but is proposed to be amended to extend the period of exercisability, following retirement, for options granted on or after November 30, 1995 (i) to the full term of the option for the Chief Executive Officer and Chief Operating Officer; (ii) to the lesser of five years or the full term of the option for options granted to participants in the Company's Second Amended and Restated Key Executive Long-Term Incentive Plan or any successor plan; and (iii) to the lesser of three years or the full term of the option for all other optionees. As of the date of this statement, management knows of no other business which will be presented for consideration at the meeting. However, if any such business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the best judgment of the persons acting under said proxies. See "GENERAL -- Stockholder Proposals" below.

                     ELECTION OF DIRECTORS (PROXY ITEM 1)

  The Bylaws of the Company presently provide for twelve directors, divided into three classes. However, two directors, Messrs. Lawrence R. Tollenaere and
F. Daniel Frost, are retiring from the Board and will not seek reelection upon expiration of their current terms immediately prior to the 1996 Annual Meeting. Therefore, the Board of Directors has amended the Bylaws, effective immediately prior to the 1996 Annual Meeting, to reduce the number of directors to ten. In order to balance the number of directors in each of the three classes of directors, as contemplated by the Bylaws, Mr. Charles D. Miller has resigned as a director in the class of directors which was elected to serve until the 1997 Annual Meeting, contingent upon his election at the 1996 Annual Meeting as one of the class of directors elected to serve until 1999.

  Three directors are to be elected at the 1996 Annual Meeting and will hold office until the 1999 Annual Meeting and until their successors are elected and have qualified. It is intended that the persons so appointed in the enclosed proxy will, unless authority is withheld, vote for the election of the three nominees proposed by the Board of Directors, all of whom are presently directors of the Company. In voting for the election of directors each share has one vote for each position to be filled. All of the nominees have consented to being named herein and to serve if elected. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly.

  The following information, which has been provided by the directors, shows for each of the nominees for election to the Board of Directors and for each director whose term continues, his or her name, age, and principal occupation or employment during the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is or was carried on, the period during which such person has served as a director of the Company and the year in which each continuing director's present term as director expires.

                                 1996 NOMINEES

[PHOTO OF   CHARLES D. MILLER, age 68. Since November 1983, Mr. Miller has
CHARLES D.  served as Chairman and Chief Executive Officer of Avery Dennison
MILLER]     Corporation. Prior to 1983, he served as President and Chief
            Executive Officer. He is a director of Great Western Financial
            Corporation, Nationwide Health Properties, Inc., Pacific Mutual
            Life Insurance Company, Edison International, and Davidson &
            Associates, Inc. He has been a director of Avery Dennison
            Corporation since January 1975.

[PHOTO OF   RICHARD M. FERRY, age 58. Since May 1991, Mr. Ferry has been
RICHARD M.  Chairman and Chief Executive Officer of Korn/Ferry International,
FERRY]      an international executive search firm. Prior to 1991, he served as President of Korn/Ferry International. He is a director of Dole
            Food Company and Pacific Mutual Life Insurance Company. He has been a director of Avery Dennison Corporation since December 1985.


[PHOTO OF   DWIGHT L. ALLISON, JR., age 66. Since October 1986, Mr. Allison
DWIGHT L.   has been a private investor. From January 1977 to September 1986,
ALLISON,    Mr. Allison served in various senior executive positions
JR.]        (including Chairman and CEO, Vice Chairman and President) with The
            Boston Company, a trust banking and financial management firm. Mr.
            Allison has been a director of Avery Dennison Corporation since
            October 1990. Mr. Allison also served as a director of Dennison
            Manufacturing Company from 1974 to October 1990.

                             CONTINUING DIRECTORS

[PHOTO OF   SIDNEY R. PETERSEN, age 65. During the past five years, Mr.
SIDNEY R.   Petersen has been a private investor. In 1984, he retired as
PETERSEN]   Chairman and Chief Executive Officer of Getty Oil Company,
            positions which he had held since 1980. He is a director of Global
            Natural Resources, Inc., Group Technologies Corporation, Union
            Bank and NICOR, Inc. He has been a director of Avery Dennison
            Corporation since December 1981. His present term expires in 1997.

[PHOTO OF   JOHN C. ARGUE, age 64. Over the past five years, Mr. Argue has
JOHN C.     been Of Counsel and formerly Senior Partner of the law firm of
ARGUE]      Argue Pearson Harbison & Myers. Since October 1992, Mr. Argue has
            been Chairman of Rose Hills Memorial Park Association. Mr. Argue is a director of CalMat Co., Coast Savings Financial, Inc. and TCW
            Funds, Inc., a registered investment company. He is also a trustee of the TCW/DW family of funds and the TCW/DW Term Trust 2000, TCW/DW Term Trust 2002 and TCW/DW Term Trust 2003. Mr. Argue is an advisory director (Chairman of advisory directors) of LAACO Ltd.
            He has been a director of Avery Dennison Corporation since January
            1988. His present term expires in 1997.

[PHOTO OF   JOHN B. SLAUGHTER, age 62. Since August 1988, Dr. Slaughter has
JOHN B.     served as President of Occidental College. Dr. Slaughter is a
SLAUGHTER]  director of Atlantic Richfield Company, International Business
            Machines Corporation, Northrop Grumman Corporation and Monsanto
            Company. He has been a director of Avery Dennison Corporation since December 1988. His present term expires in 1997.

[PHOTO OF   FRANK V. CAHOUET, age 63. Since June 1987, Mr. Cahouet has been
FRANK V.    Chairman, President and Chief Executive Officer of Mellon Bank
CAHOUET]    Corporation. From September 1986 through June 1987, Mr. Cahouet served as President of the Federal National Mortgage Association.
            He is a director of Mellon Bank Corporation, Saint Gobain
            Corporation and Teledyne, Inc. Mr. Cahouet has been a director of Avery Dennison Corporation since February 1983. His present term expires in 1998.

[PHOTO OF   PETER W. MULLIN, age 55. Over the past five years, Mr. Mullin has
PETER W.    been Chairman and Chief Executive Officer of Mullin Consulting,
MULLIN]     Inc., formerly known as Management Compensation Group, Los
            Angeles, Inc., an executive compensation, benefit planning and corporate insurance consulting firm, and related entities. He has been a director of Avery Dennison Corporation since January 1988.
            His present term expires in 1998.

[PHOTO OF   JOAN T. BOK, age 66. Since February 1984, Mrs. Bok has been
JOAN T.     Chairman of the Board of New England Electric System, a public
BOK]        utility holding company and supplier of electricity, and from July
            1988 to February 1989 she served as Chairman, President and Chief
            Executive Officer. She is a director of Monsanto Company, John
            Hancock Mutual Life Insurance Company and New England Electric
            System, and its subsidiaries, New England Power Company,
            Massachusetts Electric Company, and The Narragansett Electric
            Company. Mrs. Bok has been a director of Avery Dennison
            Corporation since October 1990. Mrs. Bok also served as a director of Dennison Manufacturing Company from 1984 to October 1990. Her present term expires in 1998.

[PHOTO OF   PHILIP M. NEAL, age 55. Since December 1990, Mr. Neal has been
PHILIP M.   President and Chief Operating Officer of Avery Dennison
NEAL]       Corporation. From March 1990 to December 1990, he served as
            Executive Vice President. He has been a director of Avery Dennison
            Corporation since December 1990. His present term expires in 1998.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table shows the number of shares of the Company's common stock beneficially owned by each director of the Company and each of the executive officers named in the table on page 9, and the aggregate number of such shares beneficially owned by all directors and executive officers as of December 31, 1995.

                                                     AMOUNT AND
                                                     NATURE OF
                                                     BENEFICIAL        PERCENT
       NAME                                         OWNERSHIP(1)       OF CLASS
       ----                                         ------------       --------
   Lawrence R. Tollenaere.........................      84,501(2)(3)         (4)
   F. Daniel Frost................................      18,097(5)            (4)
   Charles D. Miller..............................     671,958(6)        1.25%
   Sidney R. Petersen.............................      20,384(2)(7)         (4)
   Frank V. Cahouet...............................      26,267(2)(8)         (4)
   Richard M. Ferry...............................      20,000(2)            (4)
   John C. Argue..................................      20,440(2)(9)         (4)
   Peter W. Mullin................................      21,200(2)            (4)
   John B. Slaughter..............................      18,000(2)(10)        (4)
   Philip M. Neal.................................     225,838(11)           (4)
   Dwight L. Allison, Jr. ........................      39,332(12)           (4)
   Joan T. Bok....................................      18,113(13)           (4)
   Kim A. Caldwell................................      74,791(14)           (4)
   R. Gregory Jenkins.............................     122,025(15)           (4)
   Donald L. Thompson.............................      66,068(16)           (4)
   All Directors and Executive Officers as a Group
    (30 persons, including those named)...........   1,878,593(17)       3.44%

----------
 (1) Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and/or investment power with respect to such shares.

 (2) Includes 18,000 shares with respect to which each of Messrs. Tollenaere, Petersen, Cahouet, Ferry, Argue, Mullin and Slaughter holds options exercisable within 60 days from December 31, 1995.

 (3) Includes 2,569 shares held jointly with Mrs. Lawrence R. Tollenaere, as to which Mr. Tollenaere has shared voting and investment power. Also includes 15,000 shares held in trust, as to which Mr. Tollenaere shares the authority to vote and to dispose of the shares.

 (4) Less than 1%.

 (5) Includes 1,000 shares with respect to which Mr. Frost holds options exercisable within 60 days from December 31, 1995.

 (6) Includes 503,578 shares with respect to which Mr. Miller holds options exercisable within 60 days from December 31, 1995. Also includes 158,237 shares held in the Miller Family Trust, as to which Mr. Miller has sole authority to vote and to dispose of the shares. Also includes 2,000 shares held in The Candyman Trust, as to which Mr. Miller, as co-trustee, shares the authority to vote and to dispose of the shares. Does not include 524 shares held by Mrs. Charles D. Miller, as to which Mr. Miller disclaims any beneficial ownership.

 (7) Includes 2,384 shares held in the Petersen Family Trust, as to which Mr. Petersen, as co-trustee, shares the authority to vote and to dispose of the shares.

 (8) Does not include 5,250 shares held in trust by Mrs. Frank V. Cahouet, as to which Mr. Cahouet disclaims any beneficial ownership. Includes 5,250 shares held in trust with respect to which Mr. Cahouet has sole voting and disposition power.

 (9) Includes 2,200 shares held in trust with respect to which Mr. Argue has sole voting power but no disposition power. Also includes 200 shares held in trust with respect to which Mr. Argue has the authority to vote and dispose of the shares.

(10) Does not include 104 shares held by Mrs. John B. Slaughter, as to which Dr. Slaughter disclaims any beneficial ownership.

(11) Includes 182,658 shares with respect to which Mr. Neal holds options exercisable within 60 days from December 31, 1995. Does not include 1,107 shares held by Mr. Neal's son, as to which Mr. Neal disclaims any beneficial ownership.

(12) Includes 30,492 shares held in a trust in which Mr. Allison is the primary beneficiary and Mr. and Mrs. Allison are co-trustees with shared voting power. Also includes 840 shares held in a trust in which Mrs. Dwight L. Allison, Jr. is the primary beneficiary and Mr. and Mrs. Allison are co-trustees with shared voting power. Includes 8,000 shares with respect to which Mr. Allison holds options exercisable within 60 days from December 31, 1995.

(13) Includes 14,000 shares with respect to which Mrs. Bok holds options exercisable within 60 days from December 31, 1995.

(14) Includes 61,000 shares with respect to which Mr. Caldwell holds options exercisable within 60 days from December 31, 1995.

(15) Includes 95,885 shares with respect to which Mr. Jenkins holds options exercisable within 60 days from December 31, 1995.

(16) Includes 56,575 shares with respect to which Mr. Thompson holds options exercisable within 60 days from December 31, 1995. Does not include 103 shares held by Mrs. Donald L. Thompson, as to which Mr. Thompson disclaims any beneficial ownership.

(17) Includes 1,398,362 shares with respect to which all executive officers and directors as a group hold options exercisable within 60 days from December 31, 1995.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  During 1995, there were eight meetings of the full Board of Directors and ten meetings of committees of the Board. All directors of the Company attended at least 75% of the aggregate number of meetings of the Board and meetings of Board committees of which they were members held during the time they served on the Board or Committee.

  Standing committees of the Board of Directors include the following:

  The Audit Committee, which is composed of the following directors: Lawrence
R. Tollenaere (Chairman), Frank V. Cahouet, Sidney R. Petersen, John C. Argue, Dwight L. Allison, Jr. and Joan T. Bok, met twice during 1995. The functions of the Audit Committee are to aid the directors in undertaking and fulfilling their responsibilities for financial reporting to the stockholders; to support and encourage efforts to improve the financial controls exercised by management and to ensure their adequacy for purposes of public reporting; and to provide better avenues of communication between the Board of Directors, management and the external and internal auditors.

  The Compensation and Executive Personnel Committee, which is composed of the following directors: F. Daniel Frost (Chairman), Sidney R. Petersen, Lawrence
R. Tollenaere, Frank V. Cahouet and John C. Argue, met five times during 1995. Richard M. Ferry and Peter W. Mullin also served on this Committee during 1995. The functions of the Compensation and Executive Personnel Committee are to review new or modified programs in the areas of executive salary and incentive compensation, deferred compensation, and stock plans; to review and make recommendations to the Board concerning management's proposed option grants, cash incentive awards and other direct and indirect compensation matters; and to monitor equal opportunity and affirmative action programs and practices.

  The Ethics and Conflict of Interest Committee, which is composed of the following directors: Frank V. Cahouet (Chairman), John B. Slaughter, Joan T. Bok and Philip M. Neal, did not meet during 1995. The functions of the Ethics and Conflict of Interest Committee are to survey, monitor and provide counsel on a continuing basis as to the business relationships, affiliations and financial transactions of directors, officers and key employees, as they may relate to possible conflicts of interest or violations of the Company's Legal and Ethical Conduct Policy; to monitor compliance with the Foreign Corrupt Practices Act in connection with the Company's relationship to domestic and foreign governments, political parties and the agencies, instrumentalities and officials of each; and to report and make recommendations to the full Board in all instances where it is believed that possible violations of Company policy or that Act could exist.

  The Finance Committee, which is composed of the following directors: Sidney
R. Petersen (Chairman), Frank V. Cahouet, F. Daniel Frost, Charles D. Miller, Richard M. Ferry, Peter W. Mullin, Dwight L. Allison, Jr. and Philip M. Neal, met once during 1995. The functions of the Finance Committee are to assist the Board in consideration of matters relating to the financial affairs and capital requirements of the Company; to provide an overview of the financial planning and policies of the Company; and to review proposed budgets, proposed acquisitions, bank loans and changes in the financial structure of the Company.

  The Nominating Committee, which is composed of the following directors: John
C. Argue (Chairman), F. Daniel Frost, Charles D. Miller and Richard M. Ferry, met once during 1995. The functions of the Nominating Committee are to review the qualifications of candidates for board membership, to review the status of a director when his or her principal position and/or primary affiliation changes, to recommend to the Board of Directors candidates for election by stockholders at annual meetings, to recommend candidates to fill vacancies in directorships, to recommend to the Board of Directors the removal of a director, if in the Company's best interest, and to make recommendations to the Board of Directors concerning selection, tenure, retirement, and composition of the Board of Directors. Stockholders desiring to make recommendations concerning new directors must submit the candidate's name, together with biographical information and the candidate's written consent to nomination, to: Secretary, Nominating Committee of the Board of Directors, Avery Dennison Corporation, 150 North Orange Grove Boulevard, Pasadena, California 91103. Stockholders wishing to nominate new directors for election at an annual meeting must comply with the requirements described under the heading "GENERAL -- Stockholder Proposals" on p. 29.

  The Strategic Planning Committee, which is composed of the following directors: Charles D. Miller (Chairman), Frank V. Cahouet, F. Daniel Frost, John C. Argue, Peter W. Mullin, Richard M. Ferry, Philip M. Neal, and John B. Slaughter, met once during 1995. The functions of the Strategic Planning Committee are to review the Company's long-term strategic plan, objectives, programs, and proposed acquisition candidates and divestitures; to review steps being taken to improve shareholder value; and to make recommendations to the Board of Directors on any of these matters.

  The Executive Committee, which is composed of the following directors: F. Daniel Frost (Chairman), Charles D. Miller, Lawrence R. Tollenaere and Philip
M. Neal, did not meet during 1995. The function of the Executive Committee is to act on an interim basis for the full Board and to report all such actions to the Board for ratification at its next meeting.

  Each director who is not an officer of the Company is paid an annual retainer fee of $30,000 and attendance fees of $1,200 per Board meeting attended, and $1,200 per committee meeting attended as Chairman of the committee or $1,000 per committee meeting attended as a member of the committee. The Chairmen of the Audit and Compensation and Executive Personnel Committees are each also paid an annual retainer fee of $4,000, and the Chairmen of the Executive, Finance, Nominating and the Ethics and Conflict of Interest Committees are each paid an annual retainer fee of $3,000. Under the Company's Deferred Compensation Plan for Directors, each director may elect to defer payment of all or specified portions of such fees, in which case the director is entitled to interest accruals on the amounts so deferred at the prime rate in effect at the end of the Company's preceding fiscal year (adjusted annually), plus one-quarter of one percent. Directors are also eligible to participate in two additional deferred compensation plans. Under the Directors Deferred Compensation Plan, fees which are deferred accrue interest at a "Declared Rate" (adjusted annually) equal to Moody's Long-Term Corporate Bond Index Rate plus, if the director ceases to be a director by reason of death, disability or normal retirement or elects to receive a preretirement benefit, 6% per annum. Under the Directors Variable Deferred Compensation Plan, fees which are deferred either accrue interest at a fixed rate based on the 120-month rolling average of ten-year U.S. Treasury Notes (plus, if the director ceases to be a director by reason of death, disability or normal retirement, 25% of such rate per annum), or accrue at the actual rate of return (less an administrative fee) of one of four investment funds managed by an insurance company. Benefits payable by the Company under these plans are secured with assets placed in an irrevocable trust.

  Directors are also eligible to participate in the Retirement Plan for Directors, whereby individuals who serve on the Company's Board of Directors after 1982 and subsequently terminate their service as a director with at least five years' tenure, are entitled to receive an annual benefit from the Company equal to the annual director retainer fee plus 12 times the regular meeting fee, as such fees are in effect on the date of termination, payable to the director (or to his surviving spouse of at least one year or other designated beneficiary) for the number of full or partial years the director served on the Company's Board. Following the death of the director's surviving spouse, or if there is no surviving spouse living at the time of the death of the director, any benefits will be paid to one or more secondary beneficiaries designated by the director prior to his or her death until the first to occur of (i) receipt of the maximum benefit to which the director would have been entitled had he or she survived,(ii) the death of the secondary beneficiaries, if natural persons or (iii) benefits have been paid under the plan to the director, surviving spouse, and/or the secondary beneficiaries for a combined period of ten years.

  Non-employee directors also participate in the 1988 Stock Option Plan for Non-Employee Directors, pursuant to which options to purchase a total of 20,000 shares of Company common stock were granted in 1995 to the non-employee directors eligible to receive grants under such plan. The option price for each such option granted is 100% of the fair market value of Company common stock on the date of grant. All options granted have a term of ten years, and become exercisable in two cumulative installments of 50% of the number of shares with respect to which the option was initially granted, on each of the first and second anniversaries of the grant date, except that all options owned by a director which are unexercisable on the date the director retires at or after age 72 will become fully exercisable on the date of such retirement. The plan calls for each non-employee director to receive an option grant with respect to 5,000 shares upon joining the Board of Directors, and automatic annual grants thereafter to each continuing non-employee director with respect to 2,000 shares.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

  The following table and accompanying notes show for the Chief Executive Officer and the other four most highly compensated executive officers of the Company for 1995, the compensation paid by the Company to such persons for services in all capacities during 1995 and the preceding two fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM COMPENSATION
                                                              ------------------------------
                                   ANNUAL COMPENSATION               AWARDS         PAYOUTS
                             -------------------------------- --------------------- --------
                                                              RESTRICTED SECURITIES
                                                 OTHER ANNUAL   STOCK    UNDERLYING   LTIP    ALL OTHER
       NAME AND               SALARY    BONUS    COMPENSATION  AWARD(S)   OPTIONS   PAYOUTS  COMPENSATION
  PRINCIPAL POSITION    YEAR ($) (1)   ($) (1)       ($)         ($)      (#) (2)     (3)    ($) (4) (5)
  ------------------    ---- -------- ---------- ------------ ---------- ---------- -------- ------------
Charles D. Miller       1995 $731,667 $1,000,000      --          --      100,000      --      $177,728
 Chairman and Chief     1994  695,000    850,000      --          --      167,000   $217,000    167,904
 Executive Officer      1993  683,333    555,000      --          --       73,400      --       120,038
Philip M. Neal          1995 $471,333 $  600,000      --          --       50,000      --      $ 62,936
 President and Chief    1994  440,000    500,000      --          --       83,000   $137,400     54,014
 Operating Officer      1993  428,333    325,000      --          --       37,200      --        42,642
Kim A. Caldwell         1995 $311,667 $  175,000      --          --       23,000      --      $ 28,981
 Senior Group Vice      1994  289,084    251,000      --          --       44,000   $127,200     28,708
 President,             1993  271,000    165,000      --          --       16,700      --        19,405
 Worldwide Materials
R. Gregory Jenkins      1995 $285,000 $  225,000      --          --       20,000      --      $ 38,517
 Senior Vice President, 1994  267,000    200,000      --          --       33,000    $83,400     35,960
 Finance and Chief      1993  262,000    150,000      --          --       14,600      --        27,975
 Financial Officer
Donald L. Thompson      1995 $286,000 $  236,000      --          --       21,000      --      $ 19,202
 Group Vice President,  1994  252,084    161,000      --          --       36,000    $28,700     17,295
 Office Products        1993  219,250     85,000      --          --        8,500      --        14,595

----------

(1) Amounts shown include amounts earned but deferred at the election of executive officers under the Company's deferred compensation plans and the Company's Employee Savings Plan, a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

(2) Amounts for 1994 consist of options granted in February and December 1994. The December grant was a result of a decision by the Board of Directors to change the date of grants from the regular meeting of the Board in each February to the date of the regular meeting of the Board in each December and consequently the two grants in 1994 represent grants with respect to two years of service. Amounts for each of 1995 and 1993 consist of only one option grant.

(3) Amounts for 1994 consist of cash payments under the Company's Key Executive Long-Term Incentive Plan for the cycle which was completed on December 31, 1993. The determination of cash payments, if any, under the Company's Amended and Restated Key Executive Long-Term Incentive Plan for the cycle which was completed on December 31, 1995 will not be made until the second quarter of 1996.

(4) Amounts consist of (i) Company contributions to deferred compensation plans and Company contributions to the Company's Employee Savings Plan, a 401(k) plan; (ii) Company contributions to the Company's Stock Holding and Retirement Enhancement Plan, a leveraged employee stock ownership plan which offsets benefits under the Retirement Plan for Employees of Avery Dennison Corporation; and (iii) interest earned on deferred compensation accounts above 120% of the applicable federal rate ("above market interest"). These amounts for 1995 are $47,312, $4,419 and $125,997, respectively for Mr. Miller; $28,682, $4,419 and $29,835, respectively for Mr. Neal; $16,835, $4,419 and $7,727, respectively for Mr. Caldwell; $12,232, $4,419 and $21,866, respectively for Mr. Jenkins; and $13,368,
    $4,419 and $1,415, respectively for Mr. Thompson.

(5) A substantial portion of above market interest earned on deferred compensation accounts for Mr. Caldwell (who is under age 55) will not be payable in the event that his employment terminates other than by reason of death, disability or retirement.

OPTION GRANTS

  The following table shows information regarding options granted in 1995 to each of the named executive officers under the 1990 Plan pursuant to the Company's Second Amended and Restated Key Executive Long-Term Incentive Plan (the "LTIP").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS
                    ---------------------------------------------
                     NUMBER OF
                    SECURITIES      % OF
                    UNDERLYING  TOTAL OPTIONS EXERCISE
                      OPTIONS    GRANTED TO   OR BASE
                      GRANTED   EMPLOYEES IN   PRICE   EXPIRATION      GRANT DATE
       NAME         (#) (1) (2)  FISCAL YEAR   ($/SH)     DATE    PRESENT VALUE ($) (3)
       ----         ----------- ------------- -------- ---------- ---------------------
Charles D. Miller     100,000      11.41%     $47.2500 11/30/2005       $971,250
Philip M. Neal         50,000       5.71%      47.2500 11/30/2005        485,625
Kim A. Caldwell        23,000       2.63%      47.2500 11/30/2005        223,388
R. Gregory Jenkins     20,000       2.28%      47.2500 11/30/2005        194,250
Donald L. Thompson     21,000       2.40%      47.2500 11/30/2005        203,963

----------

(1) Non-qualified stock options were granted at fair market value for a term of ten years under the 1990 Plan pursuant to the LTIP. The options vest nine years and nine months from the date of grant, but are eligible for accelerated vesting, beginning three years from the date of grant, if the Company meets the "return on total capital" (as defined in the LTIP) test set forth in the LTIP. This test generally measures the Company's return on total capital against that of a specified group of other companies approved by the Compensation and Executive Personnel Committee.

(2) The Compensation and Executive Personnel Committee may accelerate the time at which an option becomes exercisable, and in the event of a "change of control" of the Company (as defined in the option agreement) options become immediately exercisable. However, no option will be accelerated to the extent that such acceleration would subject the optionee to the excise tax under Section 4999 of the Code.

(3) Option grant date values were determined using a Black-Scholes option pricing model adapted for use in valuing executive stock options. In determining the Black-Scholes value, the following underlying assumptions were used: (i) stock price volatility is measured as the standard deviation of the Company's stock price over the three years prior to grant (ranges from .1816 to .2838); (ii) dividend yield is measured as the twelve month average ratio of dividends to month-end closing price (for the month in which the dividend was declared) prior to grant of the option (ranges from 2.66% to 2.86%); (iii) the risk-free rate of return represents the weekly average of the ten-year Treasury bond rates for the 52 weeks immediately preceding the grant date of the options (ranges from 6.60% to 7.06%); (iv) option term represents the period from the date of grant of each option to the expiration of the term of each option (10 years); (v) vesting restrictions are reflected by reducing the value of the option determined by the Black-Scholes model by 5% for each full year of vesting restrictions, assuming that exercisability of the options was accelerated to the fifth anniversary of the option grant date as a result of meeting the performance condition described in footnote (1) as of that date (i.e., 25%). In the event that the performance condition described in footnote (1) is met later than the fifth anniversary of the grant date, or is not met during the term of the options, the grant date present value of the options would be lower. In the event that such performance condition is not met at all and the options become exercisable nine years and nine months after the options are granted, the grant date present value of the options would be $600,000 for Mr. Miller; $300,000 for Mr. Neal; $138,000 for Mr. Caldwell; $120,000 for Mr. Jenkins; and $126,000 for Mr. Thompson. The Black-Scholes option pricing model establishes a cash equivalent value for an option on the date of grant. The Company's use of such model is not intended to forecast any future appreciation in the price of the Company's stock. In addition, no gain to the optionees is possible without appreciation in the price of the Company's common stock, which will benefit all stockholders. If the market price of the stock does not exceed the exercise price of the options at some time after the options become exercisable or if they terminate unvested or unexercised, the value of the options will ultimately be zero.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table shows for each of the named executive officers the shares acquired on exercise of options during 1995, the difference between the option exercise price and the market value of the underlying shares on the date of such exercise, and (as to outstanding options at December 31, 1995) the number of unexercised options and the aggregate unrealized appreciation on "in-the-money", unexercised options held at such date.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                           NUMBER OF
                                                          SECURITIES           VALUE OF
                                                          UNDERLYING         UNEXERCISED
                                                          UNEXERCISED        IN-THE-MONEY
                                                          OPTIONS AT          OPTIONS AT
                                                         FISCAL YEAR-        FISCAL YEAR-
                                                            END (#)          END ($) (2)
                                                        --------------- ----------------------
                       SHARES ACQUIRED      VALUE        EXERCISABLE/        EXERCISABLE/
      NAME             ON EXERCISE (#) REALIZED ($) (1)  UNEXERCISABLE      UNEXERCISABLE
      ----             --------------- ---------------- --------------- ----------------------
   Charles D. Miller         --               --        503,578/340,400 $13,408,990/$5,099,588
   Philip M. Neal          23,000          556,500      182,658/170,200 $ 4,837,501/$2,552,200
   Kim A. Caldwell         17,000          423,000       61,000/ 83,700 $ 1,563,813/$1,274,263
   R. Gregory Jenkins      16,500          359,063       95,885/ 67,600 $ 2,529,249/$1,012,975
   Donald L. Thompson       5,000          101,719       51,950/ 63,750 $ 1,386,250/$  877,000

----------

(1) Market value of the common stock at the exercise date minus the exercise price of the options exercised. Amounts in this column represent the value realized by the named executive upon the exercise of stock options granted in prior years. All options had exercise prices equal to the market price of the Company's stock on the date the options were granted, and vested on the basis of the executive's continued employment with the Company. Thus, the amount realized upon exercise of the options resulted directly from appreciation in the Company's stock price during the executives' tenure with the Company.

(2) Market value of the common stock at December 31, 1995 minus the exercise price of "in-the-money" options.

LONG-TERM INCENTIVE PLAN AWARDS

  Under the LTIP, key executives recommended by the Company's Chief Executive Officer and designated by the Compensation and Executive Personnel Committee of the Board of Directors (the "Committee") are eligible to receive annual grants of stock options and to earn a deferred cash incentive award based on the financial performance of the Company and, in some cases, its business units. Participants in the LTIP are eligible to earn a deferred cash incentive award after the end of each three-year performance cycle, which cycles begin every other year (e.g., 1991, 1993 and 1995). Option grants pursuant to the LTIP are made under the 1990 Plan.

  The following table shows, for each of the named executive officers, the estimated future payouts, if any, under the LTIP for the performance cycle which began in 1995. Threshold amounts are the minimum amounts which could be paid under the LTIP and assume that the minimum level of performance is achieved with respect to only one of the two pre-established performance objectives (return on total capital and earnings per share) during the performance cycle. If such performance is not achieved, amounts would be zero. In addition, maximum awards would not be paid unless the Company achieved pre-established objectives substantially in excess of these objectives.

          LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR (1)

                                           PERFORMANCE OR      ESTIMATED FUTURE PAYOUT UNDER
                       NUMBER OF SHARES, OTHER PERIOD UNTIL NON-STOCK PRICE BASED PLANS (3) (4)
                        UNITS OR OTHER     MATURATION OR    ------------------------------------
      NAME                RIGHTS (#)         PAYOUT (2)     THRESHOLD ($) TARGET ($) MAXIMUM ($)
      ----             ----------------- ------------------ ------------- ---------- -----------
   Charles D. Miller          --              3 years         $231,525     $661,500  $1,323,000
   Philip M. Neal             --              3 years         $150,337     $429,534  $  859,068
   Kim A. Caldwell            --              3 years         $ 97,240     $277,830  $  555,660
   R. Gregory Jenkins         --              3 years         $ 90,757     $259,308  $  518,616
   Donald L. Thompson         --              3 years         $ 89,986     $257,103  $  514,206

----------

(1) Each listed executive officer has been designated by the Committee as a participant in the LTIP for the performance cycle which began in 1995 and is eligible to receive a deferred cash incentive award after the end of that cycle of a percentage of his base salary in effect at the end of the performance cycle. The threshold (minimum), target and maximum awards are 28 percent, 80 percent and 160 percent of the executive's base salary, respectively. The amount of the executive's award will depend on the Company's actual performance during the performance cycle versus the pre-established performance objectives. See "Report of Compensation and Executive Personnel Committee on Executive Compensation" for a more detailed description of the LTIP.

(2) The performance cycle began on January 1, 1995 and ends on December 31, 1997.

(3) Estimated future payouts under the LTIP are calculated using projected salaries for the executive officers at December 31, 1997, the end of the performance cycle.

(4) Upon a "change of control" (as defined in the LTIP) of the Company, each executive will be entitled to receive a cash payment equal to his target award based on his annual base salary rate in effect at the time of the change of control. However, no such payment will be made to the extent that the payment would be subject to the excise tax under Section 4999 of the Code.

RETIREMENT PLAN

  The Company provides retirement benefits for employees under the Retirement Plan for Employees of Avery Dennison Corporation (the "Retirement Plan") and the Benefit Restoration Plan (the "BRP"), described below. Benefits under the Retirement Plan are based on compensation and are calculated separately for each year of service using the formula 1.25% times compensation up to the breakpoint (currently $24,312, which is the average of the Social Security wage bases for the preceding 35 years) plus 1.75% times compensation in excess of the breakpoint. The results of the calculation for each year of service are added together to determine the annual single life annuity Retirement Plan benefit for an employee at normal retirement (age 65). The benefit is not subject to deductions for Social Security payments or other offsets.

  Amounts payable under the Retirement Plan may be reduced in accordance with certain Code provisions which, as applied to plan years beginning on or after December 1, 1994, limited the amount of compensation used to determine annual benefit accruals under the Retirement Plan to the first $150,000 of covered compensation and which limited the annual pension benefit payable under the Retirement Plan to $120,000. The Company established the BRP in 1995 to provide for the payment of supplemental retirement benefits to eligible employees, including each of the individuals listed in the table on page 9, whose Retirement Plan benefits are limited under the foregoing Code provisions. The BRP is an unfunded excess benefit plan which is administered by the Company. Benefits are payable under the BRP in amounts equal to the amount by which a participant's benefits otherwise payable under the Retirement Plan, with respect to periods from and after December 1, 1994, are reduced under the applicable provisions of the Code.

  Compensation covered by the Retirement Plan includes both salary and bonus amounts, less amounts deferred at the election of employees under the Company's deferred compensation plans and the Company's Employee Savings Plan. However, the BRP covers compensation without deduction of amounts deferred under such plans. Hence the retirement benefits payable to each of the individuals listed in the table on page 9 under the Retirement Plan and the BRP, taken together, will be based (for each year of service from and after December 1, 1994) on the sum of the salary and bonus amounts (including all deferred amounts), earned in each such year. The estimated annual benefits payable to each of these individuals at normal retirement are $176,949 for Mr. Miller, $256,847 for Mr. Neal, $243,683 for Mr. Caldwell, $117,709 for Mr. Jenkins, and $149,833 for Mr. Thompson, respectively. These estimated benefits do not include any assumption for annual increases in compensation.

  Benefits under the Company's Retirement Plan and the BRP are coordinated with benefits from the Stock Holding and Retirement Enhancement Plan (the "SHARE Plan"), a leveraged employee stock ownership plan. Under this arrangement, the pension benefit to which an employee would otherwise be entitled under the Retirement Plan and the BRP ("basic pension benefit") is provided first under the SHARE Plan and then, to the extent necessary, under the Retirement Plan and the BRP. If the sum of the Retirement Plan benefit accrued before adoption of the SHARE Plan and the SHARE Plan benefit exceeds the basic pension benefit, the employee receives the higher benefit.

  The Supplemental Executive Retirement Plan (the "SERP"), adopted in 1983, is designed to provide its participants with additional incentives to further the Company's growth and development and as an inducement to remain in its service. Participants designated by the Committee of the Board of Directors are offered benefits under this plan to supplement those to which they may be entitled at the time of their retirement. The Committee has designated Charles
D. Miller as a participant in this plan. Mr. Miller's participation has been set to commence upon his retirement at or after age 65 at a benefit level which, when added to the benefits to which he will be entitled from the Retirement Plan, the BRP and the SHARE Plan at the time of his retirement, Company contributions to the Employee Savings Plan and Social Security, will equal 62.5% of his final three-year average compensation, plus an additional 0.5% of such compensation for each year of employment after age 65 (or during which termination compensation payments under his October 24, 1990 agreement with the Company are being made). Assuming retirement at age 70, and certain modest increases in compensation over the next two years, Mr. Miller's estimated annual retirement benefit under the SERP would be $530,000. Survivor and disability benefits are also payable under the SERP under certain circumstances. Benefits payable under the SERP are secured with assets placed in an irrevocable trust. The cost of benefits payable under the SERP will be recovered from the proceeds of life insurance purchased by the Company if assumptions made as to life expectancy, policy dividends, and other factors are realized.

OTHER INFORMATION

  On October 24, 1990, the Company entered into an agreement with Mr. Miller, providing that if Mr. Miller's employment with the Company is terminated for any reason other than cause, retirement at or after age 70 or voluntary resignation or following a "change of control" of the Company (as defined in the agreement), the Company must for three years thereafter or until he reaches age 70, whichever first occurs, pay Mr. Miller (or his beneficiary, should he die before all such payments have been made) annual termination compensation equal to the highest compensation (salary plus bonus) paid to him in any of the three previous years (half of his average annual compensation over this period for disability termination) and continue coverage during such period for Mr. Miller, and to the extent possible for his spouse, under existing life, accident, medical and dental plans. Amounts to which Mr. Miller would be entitled under this agreement are reduced to the extent of any compensation he earns from any new employment. If he dies while receiving disability termination payments, or if his employment is terminated by death, his spouse will be entitled to receive such disability termination payments, as well as medical and dental benefits, until her death or September 1, 1997, whichever first occurs. Following a change of control, payments to which Mr. Miller would otherwise be entitled under other plans on account of a change of control are to be limited to an aggregate amount equal to 2.99 times the "base amount" as defined in Section 280G of the Code. If Mr. Miller's employment is terminated for any reason other than cause, he will be entitled to purchase the Company automobile, if any, then being provided for his use at the depreciated book value thereof, and to have assigned to him at no cost (although Mr. Miller must reimburse the Company for the cash value of the policy, if any), and with no apportionment of prepaid premiums, any assignable insurance policy then owned by the Company relating specifically to him (paid up to age 70).

  On October 23, 1990, Mr. Neal entered into an agreement with the Company substantially the same as that of Mr. Miller described above, except (i) Mr. Neal receives no benefits from the Company except those provided under other Company plans under the agreement if his employment is terminated by death or disability, (ii) the period of compensation following termination other than for cause, voluntary resignation or retirement (at or after age 65) or following a change of control is 18 months or until age 65, whichever first occurs, (iii) Mr. Neal must use his best efforts to secure new employment following termination and compensation earned from such employment offsets payments due under this agreement, and (iv) following a change of control Mr. Neal's rights will be governed by the Company's Executive Employment Security Policy described below, instead of this agreement.

  Messrs. Neal and Jenkins have been designated by the Committee as participants under the Company's Executive Employment Security Policy (the "Policy"). The Policy provides that if within three years of a "change of control" of the Company, as defined in the Policy, the employment of an officer is terminated for reasons other than cause, death, disability, normal retirement at or after age 65 or voluntary resignation (except for resignation following a reduction in status or compensation), the officer will be entitled to receive, for a period of one, two or three years, depending on length of service (but in no event after the officer's 65th birthday), monthly termination indemnity payments equal to one-twelfth of the highest annual compensation (salary plus bonus) paid to such officer within the previous three years. During this period the officer and his spouse are entitled to the benefits provided under the Company's then existing life, accident, medical and dental insurance plans, reduced to the extent they are provided by another employer or under another group plan, and to the benefit of continued accrual of benefits provided under the Company's Retirement Plan. During this period the officer must use his best efforts to secure new employment, and termination indemnity payments will be reduced by half the amount of any compensation he receives from new employment. Messrs. Caldwell and Thompson have been designated by the Committee as participants under the Company's 1985 Executive Employment Security Policy. This policy is in all respects identical to the Policy except that it prohibits participants from receiving termination compensation in excess of an amount which would subject such compensation to the excise tax provided in Section 4999 of the Code.

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from certain Insiders that no other reports were required for such Insiders, the Company believes that, during the 1995 fiscal year, all Section 16(a) filing requirements applicable to Insiders were complied with, except that one report, covering one transaction, was filed late by Susan B. Garelli.

           REPORT OF COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Committee has furnished the following report on executive compensation.

OVERALL POLICY

  The Company's executive compensation program is designed to be closely linked to Company performance and returns to stockholders. To this end, the Company developed several years ago overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholders interests through equity based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

  Each year the Committee, which is comprised exclusively of non-employee directors, conducts a review of the Company's executive compensation program. This review includes an assessment of the effectiveness of the Company's compensation program and a comparison of the Company's executive compensation and performance to comparable public corporations, including companies within the Peer Group described under "Stockholder Return Performance". The Company retains from time to time the services of executive compensation consultants to provide to the Company and the Committee comparative data, benefit design advice and analysis of the cost of incentives provided.

  The Committee determines the compensation of the Company's 20 executive officers, including the individuals whose compensation is detailed in this proxy statement, and sets policies for and reviews the compensation awarded to another approximately 46 highly compensated executives. This is designed to ensure consistency throughout the executive compensation program. In reviewing the individual performance of the 20 executive officers (other than Mr. Miller), the Committee takes into account the detailed performance reviews and recommendations of Mr. Miller.

  The key elements of the Company's executive compensation program consist of base salary, annual bonus, stock options, and, for certain executives, participation in the Company's LTIP. The Committee's policies with respect to each of these elements, including the basis for the compensation paid and awarded to Mr. Miller, the Company's Chairman and Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual.

  Under the 1993 Omnibus Budget Reconciliation Act ("OBRA"), income tax deductions of publicly-traded companies may be limited to the extent total compensation for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the
Code) in any one year, except for compensation payments which qualify as "performance-based." The Committee has designed the

Company's compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments which qualify as "performance-based." However, the Company may pay compensation which is not deductible in limited circumstances when sound management of the Company so requires. In furtherance of the Company's intention to design compensation programs to conform with the OBRA legislation, at the Company's 1994 Annual Meeting the Company requested and received stockholder approval of the Company's Amended and Restated Long-Term Incentive Plan (the predecessor of the LTIP), the Company's Senior Executive Incentive Compensation Plan and certain amendments to the 1990 Plan, all of which are designed to conform with the OBRA legislation.

BASE SALARIES

  Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position to be held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. The Company participates each year in two nationwide salary surveys of between approximately 350 and 400 large public companies performed by nationally recognized compensation consulting firms. The Committee uses the data compiled from these surveys to assist it in establishing base salaries. In general, base salaries and total compensation for executives are targeted to a range that is within the third quartile (the fourth quartile being the highest) of the compensation paid by such other companies. Mr. Miller's base salary is also targeted in this range, and his total compensation is targeted to a range within the fourth quartile. In addition, in establishing salary levels within that range, the Committee considers the competitiveness of the executives' entire compensation package. For 1995, salary levels were within or below this range, based on competitive salary data compiled in 1994 and updated for use in 1995.

  Annual salary adjustments are determined by evaluating the performance of the Company and of each executive officer, reviewing base salaries for comparable positions at other companies contained in the salary surveys described above, and, for selected senior executives, including Mr. Miller, comparing the total compensation packages of the executives, including base salary, with those of the companies in the Peer Group described under "Stockholder Return Performance". In addition, the Committee takes into account any new responsibilities. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered. The Committee, where appropriate, also considers non-financial performance measures. These include increases in market share, manufacturing efficiency gains, and improvements in product quality, customer service, working capital management, employee safety, relations with employees and leadership development.

  With respect to the base salary granted to Mr. Miller in 1995, the Committee took into account a comparison of base salaries of chief executive officers of the other companies contained in the salary surveys described above; the total compensation packages of the executives, including base salary, of the companies in the Peer Group described under "Stockholder Return Performance", the Company's success in meeting several financial goals in 1994, including return on total capital ("ROTC") and earnings per share ("EPS"); the performance of the Company's common stock; and the assessment by the Committee of Mr. Miller's individual performance, including his leadership with respect to the development of long-term business strategies for the Company to improve its economic value, succession planning and management continuity. The Committee also took into account the longevity of Mr. Miller's service to the Company and its belief that Mr. Miller is an excellent representative of the Company to the public by virtue of his stature in the community and the industries in which the Company operates. Mr. Miller was granted a base salary of $750,000 for 1995 (effective May 1995), an increase of 7.9% over his $695,000 base salary for 1994.

ANNUAL BONUS

  The Company's executive officers, other than Messrs. Miller and Neal, are eligible for an annual cash bonus under the Company's Executive Incentive Compensation Plan (the "Executive Bonus Plan"). Under the Executive Bonus Plan, individual and corporate performance objectives are established at the beginning of each year. Eligible executives are assigned threshold, target and maximum bonus levels. The Company performance measure for bonus payments is based on several financial goals, including, in 1995, ROTC and EPS. For executive officers with responsibility for a particular group, each of which consists of several business units, the performance measure is based on the group's net income and ROTC. The Committee weighs these financial goals very heavily. Each of the specified financial performance measures is given approximately equal weight. In 1995, the Company exceeded each of its targeted financial goals. The Committee also considers the individual non-financial performance measures described above under "Base Salaries" in determining bonuses under the Executive Bonus Plan, but to a much lesser extent than the financial goals described above.

  Messrs. Miller and Neal are eligible for an annual cash bonus under the Company's Senior Executive Incentive Compensation Plan (the "Senior Executive Bonus Plan") which was approved by stockholders in 1994 as part of the Company's policy to design the Company's compensation programs to conform with the OBRA legislation and related regulations. Payments under the Senior Executive Bonus Plan are based solely on the achievement of one or more of the following pre-established objective performance goals: ROTC, EPS, return on sales, economic value added, return on equity, net income, cash flow, sales and total shareholder return (defined as cumulative shareholder return, including the reinvestment of dividends, on the Company's common stock), subject to the Committee's discretion to decrease awards which would otherwise be payable under the Senior Executive Bonus Plan. In addition, no bonuses are payable to the chief executive officer, chief operating officer or chief financial officer (who is currently a participant in the Executive Bonus Plan) unless the Company's pre-tax return on stockholders' equity exceeds a minimum threshold and, in such event, the total of such executives' bonuses may not exceed a specified percentage of the Company's pre-tax return on stockholders' equity in excess of that minimum threshold. In 1995, the Company substantially exceeded each of its targeted performance goals (ROTC and EPS) under the Senior Executive Bonus Plan. Based on this performance, Mr. Miller was awarded a bonus of $1,000,000, a 17.6% increase over the bonus paid in 1994.

STOCK OPTIONS

  Under the 1990 Plan, stock options are granted to the Company's executive officers. The size of stock option awards is determined by the Committee using as a guideline a formula which takes into account competitive compensation data and the executive's total cash compensation opportunity (base salary and bonus opportunity). The formula does not take into account the amount of stock options previously awarded to the executive officers although the Committee may do so. In the event of poor Company or individual performance, the Committee can elect not to award options or grant options on fewer shares.

  Stock options are designed to align the interests of executives with those of the stockholders. The Committee believes that significant equity interests in the Company held by the Company's management align the interests of stockholders and management. The Company has adopted a stock ownership philosophy for officers and directors which encourages each officer and director to achieve and maintain certain specified levels of stock ownership during his or her tenure with the Company. In furtherance of this philosophy, the Company maintains a policy which limits the percentage of shares of the Company's common stock which should be sold during each year.

  Stock options are granted with an exercise price equal to the market price of the common stock on the date of grant and with a ten-year term. Options for LTIP participants (including the individuals whose compensation is detailed in this proxy statement) vest nine years and nine months from the date of grant, subject to accelerated vesting beginning three years from the date of grant if the Company meets the ROTC test set forth in the LTIP. Options for the rest of the Company's executives vest 25% per year over four years. This approach is designed to promote the creation of stockholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In addition, in 1995 the Committee amended the 1990 Plan, subject to stockholder approval of the amendment at the Annual Meeting, to extend the period of exercisability following retirement to provide incentive to executives who are nearing retirement to maximize long-term stockholder value for a period extending beyond their employment with the Company.

  In 1995, Mr. Miller received options to purchase 100,000 shares with an exercise price of $47.25 per share. Mr. Miller now owns directly 158,237 shares of the Company's common stock and, with the 1995 grant, holds options to purchase an additional 843,978 shares, of which options to purchase 503,578 shares were exercisable at December 31, 1995.

LTIP

  Under the LTIP, key executives recommended by the Company's Chief Executive Officer and designated by the Committee are eligible to receive annual grants of stock options, as described above, and to earn a deferred cash incentive award based on the financial performance of the Company and, in some cases, its business units. Participants in the LTIP are eligible to earn a deferred cash incentive award after the end of each three-year performance cycle, which cycles begin every other year (e.g., 1991, 1993 and 1995). Option grants pursuant to the LTIP are made under the 1990 Plan and are described above under "Stock Options".

  During 1995, the Committee designated each of the executive officers whose compensation is detailed in this proxy statement, and certain other executives, as participants in the LTIP for the performance cycle which began in 1995. The determination of cash payouts, if any, under the Company's Amended and Restated Key Executive Long-Term Incentive Plan (the predecessor of the LTIP) for the performance cycle begun in 1993 and ended in 1995 is not expected to be made until the second quarter of 1996.

  Each of the most senior group of executives who is designated as a participant in the LTIP (including Mr. Miller and the other executives whose compensation is detailed in this proxy statement) ("Senior Executives") is eligible to receive (after the end of the performance cycle (1997)) a deferred cash incentive award of a percentage of his base salary in effect at the end of the cycle. The threshold (i. e., minimum), target and maximum awards are 28 percent, 80 percent and 160 percent of the executive's base salary, respectively. The award is based on the Company's achievement of certain pre-established ROTC and EPS objectives, each of which is given equal weight. The threshold award of 28 percent of base salary will be earned if the Company meets at least 80 percent of either the ROTC or the EPS objective. The target award of 80 percent of base salary will be earned if the Company achieves 100 percent of each of the ROTC and EPS objectives. The maximum award will be earned only if the Company achieves pre-established objectives substantially in excess of these objectives.

  Participants other than Senior Executives ("Other Participants") are divided into categories under the LTIP based on their positions with the Company. Target and threshold awards are based on the Company's achievement of certain pre-established ROTC and EPS objectives (each of which is given equal weight) or, for executives who are responsible for a business unit, the unit's achievement of pre-established ROTC and net income objectives (each of which is given equal weight). Threshold awards for Other Participants, ranging from
10.5 percent to 21 percent of base salary (depending on the category), will be earned if at least 80% percent of one of the applicable objectives is met. Target awards ranging from 30 percent to 60 percent of base salary will be earned if 100 percent of both objectives is achieved. Maximum awards ranging from 60 percent to 120 percent of base salary, depending on the category, will be earned only if the Company achieves pre-established objectives substantially in excess of these objectives and, for executives who are responsible for a business unit, such business unit reaches certain levels of achievement of its ROTC and net income objectives. In addition, for Other Participants, the Committee may, in its discretion, provide for deferred cash incentive awards in excess of the awards which would be made based on the formulae contained in the LTIP.

CONCLUSION

  Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to individual and Company performance and stock price appreciation. In 1995, approximately 50% of the Company's executive compensation (over 60% for the individuals listed in the table on page 9) consisted of these performance-based variable elements. In the case of Mr. Miller, approximately 70% of his 1995 compensation consisted of performance-based variable elements. The Committee intends to continue the policy of linking executive compensation to Company performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

February 22, 1996

                                                      F. Daniel Frost, Chairman
                                                                  John C. Argue
                                                               Frank V. Cahouet
                                                             Sidney R. Petersen
                                                         Lawrence R. Tollenaere

                        STOCKHOLDER RETURN PERFORMANCE

  The first graph below compares the Company's cumulative stockholder return on its common stock, including the reinvestment of dividends, with the return on the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the average return, weighted by market capitalization, of a peer group of companies (the "Peer Group"). In addition, the Company has included the median return of the Peer Group in the graph because, under the Company's LTIP, Company performance is measured against the performance of other companies using a percentile approach in which each company is given equal weight regardless of its size.

  The Peer Group is comprised of AMETEK, Inc., Avery Dennison Corporation, Ball Corporation, Bemis Company, Inc., Boise Cascade Corporation, W.H. Brady Co., Cabot Medical Corporation, Champion International Corporation, A.T. Cross & Company, Deere & Company, The Dexter Corporation, Dover Corporation, Dresser Industries, Inc., Echlin Inc., Engelhard Corporation, Ennis Business Forms, Inc., Ethyl Corporation, Federal-Mogul Corporation, Ferro Corporation, H.B. Fuller Company, The B.F. Goodrich Company, W.R. Grace & Co., Harris Corporation, Harsco Corporation, Hercules Inc., Hunt Manufacturing Co., Illinois Tool Works Inc., Imo Industries Inc., James River Corporation of Virginia, Johnson Controls, Inc., Masco Corporation, Maytag Corporation, The Mead Corporation, Metromedia International Group (formerly The Actava Group Inc.), Moore Corporation Limited, Nashua Corporation, National Service Industries, Inc., Olin Corporation, Pentair, Inc., Pittway Corporation, Premark International, Inc., The Sherwin-Williams Company, The Standard Register Company, Teledyne, Inc., Thomas & Betts Corporation, The Timken Company, Union Carbide Corporation, Valhi, Inc., Wallace Computer Services, Inc., Westvaco Corporation, and Witco Corporation. Scott Paper Co., which was acquired in December 1995 by Kimberly-Clark, is removed from all periods.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
               OF AVERY DENNISON, S&P 500 INDEX AND PEER GROUP,
                        WEIGHTED AVERAGE (2) AND MEDIAN



                        PERFORMANCE GRAPH APPEARS HERE

                                                         Peer Group    Peer
Measurement Period           Avery          S&P          (Weighted     Group
(Fiscal Year Covered)        Dennison       500 Index    Average)      (Median)
------------------          ----------      ---------    ----------    -------

Measurement Pt- 12/31/90     100            100          100           100
FYE  12/31/91                122            130          126           131
FYE  12/31/92                142            140          148           142
FYE  12/31/93                150            154          187           167
FYE  12/31/94                187            156          195           167
FYE  12/31/95                271            215          263           214

----------
(1) Assumes $100 invested on December 31, 1990 and the reinvestment of dividends.

(2) Weighted average is weighted by market capitalization.

  During 1995, the Company undertook an exhaustive analysis of the composition of the Peer Group which had not been revised since 1989. The Company determined that the Peer Group was no longer an appropriate benchmark against which to compare its performance and executive compensation (due, in part, to the Company's significant increase in size as a result of the merger of Avery International Corporation and Dennison Manufacturing Company in 1990). As a result of this analysis, the Company selected a new peer group (the "Updated Peer Group") which is comprised of companies which the Company believes to be more comparable in terms of size, industry, research and development investment, international balance, and product lines. The graph below compares the Company's cumulative stockholder return on its common stock, including the reinvestment of dividends, with the return on the S&P 500 Index and the average return, weighted by market capitalization, of the Updated Peer Group. The Company has also included the median return of the Updated Peer Group in the graph for the same reason as the median return of the Peer Group is included in the first graph.

  The Updated Peer Group is comprised of Air Products & Chemicals Inc., Armstrong World Industries Inc., Arvin Industries Inc., Avery Dennison Corporation, Baker-Hughes, Inc., Bemis Company, Inc., Boise Cascade Corporation, Cabot Corporation, Crane Co., Danaher Corporation, Dresser Industries, Inc., Eaton Corporation, Ecolab Inc., Engelhard Corporation, Ethyl Corporation, Federal-Mogul Corporation, Ferro Corporation, H. B. Fuller Company, The B. F. Goodrich Co., W. R. Grace & Co., Great Lakes Chemical Corporation, Harris Corporation, Harsco Corporation, Hercules Inc., Illinois Tool Works Inc., Ingersoll-Rand Co., James River Corporation of Virginia, Mark IV Industries Inc., The Mead Corporation, Moore Corporation Ltd., Morton International Inc., Nacco Industries, Nalco Chemical Co., Newell Companies, Olin Corporation, P.P.G. Industries Inc., Parker-Hannifin Corporation, Pentair Inc., Pitney Bowes Inc., Premark International Inc., Rubbermaid Inc., Sequa Corporation, The Sherwin-Williams Co., Snap-on Inc., Sonoco Products Co., Stanley Works, Tecumseh Products Co., Union Camp Corporation, Union Carbide Corporation, Westvaco Corporation, and Witco Corporation. Scott Paper Co., which was acquired in December 1995 by Kimberly-Clark, is removed from all periods, and Baker-Hughes, Inc. is added to all periods.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
           OF AVERY DENNISON, S&P 500 INDEX AND UPDATED PEER GROUP,
                        WEIGHTED AVERAGE (2) AND MEDIAN


                        PERFORMANCE GRAPH APPEARS HERE

                                                        Updated
                                                        Peer Group   Updated
Measurement Period          Avery          S&P          (Weighted    Peer Group
(Fiscal Year Covered)       Dennison       500 Index    Average)     (Median)
---------------------       --------       ---------    ----------   ---------
-
Measurement Pt- 12/31/1990  100            100          100          100
FYE 12/31/1991              122            130          135          136
FYE 12/31/1992              142            140          157          157
FYE 12/31/1993              150            154          189          177
FYE 12/31/1994              187            156          193          178
FYE 12/31/1995              271            215          250          228

----------
(1) Assumes $100 invested on December 31, 1990 and the reinvestment of dividends.

(2) Weighted average is weighted by market capitalization.

  Stock price performance of the Company reflected in the above graphs is not necessarily indicative of future price performance.

     COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE INTERLOCKS AND INSIDER
                                 PARTICIPATION

  Effective as of December 31, 1995, Peter W. Mullin and Richard M. Ferry were no longer members of the Committee. Peter W. Mullin, who was a member of the Committee during 1995, is the chairman and chief executive officer and a director of Mullin Insurance Services, Inc. ("MINC") and PWM Insurance Services, Inc. ("PWM"), executive compensation and benefit consultants and insurance agents. Mr. Mullin is also the majority stockholder of MINC and the principal stockholder of PWM. During 1995, the Company paid insurance companies premiums for life insurance placed by MINC and PWM in 1995 and prior years in connection with various Company employee benefit plans. In 1995, MINC and PWM earned commissions from such insurance companies in an aggregate amount of approximately $408,900 for the placement and renewal of this insurance, in which Mr. Mullin had direct and indirect interests approximating $334,900.

  Richard M. Ferry, who was a member of the Committee during 1995, is co-founder, chairman and chief executive officer, a director and a stockholder of Korn/Ferry International ("Korn/Ferry"), an executive search firm. During 1995, Korn/Ferry received an aggregate of approximately $667,600 in payments from the Company for worldwide executive search services, in which Mr. Ferry had an indirect interest approximating $49,737. In addition, Korn/Ferry and PWM have interests in Strategic Compensation Associates ("SCA"). During 1995, the Company paid SCA a total of $233,300 for consulting assignments, in which Mr. Ferry and Mr. Mullin had indirect interests approximating $8,132 and $47,387, respectively.

                                 VOTING SHARES

  Stockholders of record at the close of business on February 27, 1996, are entitled to notice of, and to vote at, the Annual Meeting. There were 52,798,966 shares of common stock of the Company outstanding on February 27, 1996.

PRINCIPAL STOCKHOLDERS

  Whenever in this proxy statement information is presented as to "beneficial ownership", please note that such ownership indicates only that the person shown, directly or indirectly, has or shares with others the power to vote (or to direct the voting of) or the power to dispose of (or to direct the disposition of) such shares; he or she may or may not have any economic interest in the shares. The reporting of information herein does not constitute an admission that any such person is, for the purpose of Section 13 or 16 of the 1934 Act, the "beneficial owner" of the shares shown herein.

  To the knowledge of the Company, the following was the only person or group who, as of December 31, 1995, owned beneficially 5% or more of the outstanding common stock of the Company.

NAME AND ADDRESS                                      NUMBER OF SHARES  PERCENT
OF BENEFICIAL OWNER                                  BENEFICIALLY OWNED OF CLASS
-------------------                                  ------------------ --------
R. Stanton Avery....................................   2,691,224 (1)     5.07%
 150 No. Orange Grove Blvd.
 Pasadena, CA 91103

----------

(1) Does not include 10,377 shares held by Mrs. R. Stanton Avery, as to which Mr. Avery disclaims any beneficial ownership. Includes 137,736 shares held by The Durfee Foundation, as to which Mr. Avery as a director of that foundation shares the authority to vote and to dispose of the shares, but in which Mr. Avery has no economic interest. Also includes 1,690,224 shares held by the testamentary trust created by the will of Dorothy Durfee Avery. As the sole trustee, Mr. Avery has the right to vote and to dispose of the shares; he is also entitled to receive the trust income during his lifetime.

  The Company's Employee Savings Plan and SHARE Plan (collectively, the "Plans") together owned a total of 6,160,251 shares of Company common stock on December 31, 1995, or 11.6% of Common Stock then outstanding. Although the Company is the Administrator of the Plans, each plan was established and is administered to achieve the different purposes for which it was created for the exclusive benefit of its participants, and employees participating in the Plans are entitled to vote all shares allocated to their accounts. Accordingly, such plans do not constitute a "group" within the meaning of
Section 13(d) of the 1934 Act.

   THE 1990 STOCK OPTION AND INCENTIVE PLAN FOR KEY EMPLOYEES (PROXY ITEM 2)

PROPOSED AMENDMENTS

  Upon the recommendation of the Committee, the Board of Directors has adopted, subject to stockholder approval, an amendment to the 1990 Plan to extend the period of exercisabilty, following retirement, for options granted on or after November 30, 1995 (i) to the full term of the option for the Chief Executive Officer and Chief Operating Officer; (ii) to the lesser of five years or the full term of the option for options granted to participants in the LTIP or any successor plan; and (iii) to the lesser of three years or the full term of the option for all other optionees.

DESCRIPTION OF THE 1990 PLAN

  In January 1990 the Company's Board of Directors adopted the 1990 Plan and in March 1990 the stockholders approved it. In February 1991 and January 1994, the Board of Directors adopted certain amendments to the 1990 Plan which were approved by the stockholders in March 1991 and April 1994, respectively. The 1990 Plan succeeds the Company's 1988 Stock Option and Stock Appreciation Rights Plan for Key Employees ("1988 Plan"), which covered 4,000,000 shares of the Company's Common Stock. The 1988 Plan was adopted by the Board of Directors and then approved by the stockholders in March 1988 as a successor to the expired 1973 Amended Stock Option and Stock Appreciation Rights Plan ("1973 Plan").

  The principal purpose of the 1990 Plan is to provide incentives for officers and key employees of the Company and its subsidiaries through granting of options under the 1990 Plan, thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employ. Options granted pursuant to the Company's LTIP are granted under the 1990 Plan (see "Report of Compensation and Executive Personnel Committee on Executive Compensation" for a description of the LTIP).

  Under the 1990 Plan, 7,950,000 shares of Common Stock (or their equivalent in other equity securities) are authorized for issuance upon exercise of options and stock appreciation rights ("SAR's") under the 1973 Plan and the 1988 Plan and stock options, SAR's and other awards under the 1990 Plan. The Company has no outstanding SAR's, restricted stock or forms of award other than stock options. As of December 31, 1995, a total of 4,819,865 shares were subject to outstanding stock options held by approximately 490 officers and key employees under the 1990 Plan, the 1988 Plan and the 1973 Plan. Assuming that all outstanding options are exercised, 688,926 shares remained available for the grant of new stock options, SAR's, restricted stock, dividend equivalents, performance awards and stock payments under the 1990 Plan as of December 31, 1995. On February 27, 1996, the closing price of a share of the Company's Common Stock on the New York Stock Exchange Composite Tape was $54.875.

  The shares available under the 1990 Plan upon exercise of stock options, SAR's and other awards, and issuance as restricted stock, may be either previously unissued shares or issued shares which have been repurchased by the Company, and may be equity securities of the Company other than Common Stock. The 1990 Plan provides for appropriate adjustments in the number and kind of shares subject to the 1990 Plan and to outstanding grants thereunder in the event of a stock split, stock dividend or certain other types of recapitalizations, including restructuring.

  If any portion of a stock option, SAR or other award terminates or lapses unexercised, or is canceled upon grant of a new option, SAR or other award (which may be at a higher or lower exercise price than the option, SAR or other award so canceled), or if restricted stock is repurchased by the Company, the shares which were subject to the unexercised portion of such option, SAR or other award, or the restricted stock repurchased, will continue to be available for issuance under the 1990 Plan. The Company has not repriced any stock option or other award under the 1990 Plan.

  The principle features of the 1990 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1990 Plan itself. Copies of the 1990 Plan will be available at the Annual Meeting and can also be obtained by making written request of the Company's Secretary.

ADMINISTRATION

  The 1990 Plan is administered by the Committee, which consists of at least three members of the Board, none of whom is an officer or employee of the Company. The Committee is authorized to select from among the eligible employees the individuals to whom options, SAR's, restricted stock purchase rights and other awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the 1990 Plan. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 1990 Plan.

  The 1990 Plan also authorizes the Committee to delegate all or specified administrative duties and authority, except the authority to make grants or awards, to the Chief Executive Officer or the Secretary of the Company, or both. In addition, the Committee may in its discretion grant to the Chief Executive Officer of the Company authority to make grants or awards under the 1990 Plan to employees other than executive officers, subject to such limitations as the Committee may impose.

PAYMENT FOR SHARES

  The exercise or purchase price for all options, SAR's, restricted stock and other rights to acquire Company Common Stock, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the Committee, be paid in whole or in part in Common Stock of the Company owned by the optionee and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares so to be purchased. The Committee may also provide, in the terms of an option or other right, that the purchase price may be payable within thirty days after the date of exercise. The Committee may also authorize other lawful consideration to be applied to the exercise or purchase price of an award. This may also include services rendered, or the difference between the exercise price of presently exercisable options and the fair market value of the Common Stock covered by such options on the date of exercise.

AMENDMENT AND TERMINATION

  Amendments of the 1990 Plan to increase the number of shares as to which options, SAR's restricted stock and other awards may be granted (except for adjustments resulting from stock splits, etc.) require the approval of the Company's stockholders. In all other respects the 1990 Plan can be amended, modified, suspended or terminated by the Board of Directors, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation, or rule. Amendments of the Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. No termination date is specified for the 1990 plan.

ELIGIBILITY

  Options, SAR's, restricted stock and other awards under the 1990 Plan may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries (as defined in Section 425 of the Code) and who are determined by the Committee to be key employees. Approximately 480 officers and other employees are eligible to participate in the 1990 Plan. More than one option, SAR, restricted stock grant or other award may be granted to a key employee, but the aggregate fair market value (determined at the time of grant) of shares with respect to which an Incentive Stock Option is first exercisable by an optionee during any calendar year cannot exceed $100,000, and the Committee may not grant options to any optionee during any calendar year covering more than 200,000 shares.

AWARDS UNDER THE 1990 PLAN

  The 1990 Plan provides that the Committee may grant or issue stock options, SAR's, restricted stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Each grant or issuance will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

  Nonqualified stock options ("NQSO's") will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. NQSO's may be granted for any reasonable term.

  Incentive stock options ("ISO's"), if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

  Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Committee. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

  Stock appreciation rights may be granted in connection with stock options or other awards, or separately. SAR's granted by the Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company's Common Stock over the exercise price of the related option or other awards, but alternatively may be based upon criteria such as book value. There are no restrictions specified in the 1990 Plan on the exercise of SAR's or the amount of gain realizable therefrom, although they can be imposed by the Committee in SAR agreements. The Committee may elect to pay SAR's in cash or in Common Stock or in a combination of cash and Common Stock.

  Dividend equivalents may be credited to a participant in the 1990 Plan. They represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SAR's or other awards held by the participant.

  Performance awards may be granted by the Committee on an individual or group basis. Generally, these awards will be based upon specific agreements and may be paid in cash or in Common Stock or in a combination of cash and Common Stock. Performance awards may include "phantom" stock awards that provide for payments based upon increases in the price of the Company's Common Stock over a predetermined period. Performance awards may also include bonuses which may be granted by the Committee on an individual or group basis and which may be payable in cash or in Common Stock or in a combination of cash and Common Stock.

  Stock payments may be authorized by the Committee in the form of shares of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable to a key employee in cash.

MISCELLANEOUS PROVISIONS

  Options and other rights to acquire Common Stock of the Company granted under the 1990 Plan may provide for their termination upon dissolution or liquidation of the Company, the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets, or the acquisition by another corporation of 80% or more of the Company's then outstanding voting stock; but in such event the Committee may also give optionees and other grantees the right to exercise their outstanding options or rights in full during some period prior to such event, even though the options or rights have not yet become fully exercisable. Options and other rights granted under the 1990 Plan currently provide that in the event of a "change of control" of the Company (as defined in the option or grant agreement) all previously unexercisable options and rights become immediately exercisable unless such options or rights, or portions thereof, are determined by the Committee to constitute, when exercised, "excess parachute payments" (as defined in Section 280G of the Code).

  The 1990 Plan specifies that the Company may make loans to Plan participants to enable them to exercise options, purchase shares or realize the benefits of other awards granted under the Plan. The terms and conditions of such loans, if any are made, are to be set by the Committee.

  In consideration of the granting of a stock option, SAR, dividend equivalent, performance award or right to purchase restricted stock, the employee must agree in the written agreement embodying such award to remain in the employ of the Company or a subsidiary of the Company for at least one year after the award is granted.

  The 1990 Plan formerly provided that, subject to the respective option agreements, stock options cannot be exercised after one year from the date the optionee's employment terminates by reason of death or disability, nor more than two years after retirement. The provision was amended in September 1995, subject to stockholder approval at the Annual Meeting. See "Reasons for Amendment" below. Option agreements may also provide for immediate termination in the event the optionee terminates employment in violation of any employment agreement or is discharged for good cause.

  No option, SAR or other right granted under the 1990 Plan may be assigned or transferred by the optionee, except by will or the laws of intestate succession or to a properly designated beneficiary. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder, or his guardian or legal representative.

  The Company requires participants to discharge withholding tax obligations in connection with the exercise of any option or other right granted under the 1990 Plan, or the lapse of restrictions on restricted stock, as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other awards, subject to the discretion of the Committee to disapprove such use. In addition, the Committee may grant to employees a cash bonus in the amount of any tax related to awards.

FEDERAL INCOME TAX CONSEQUENCES

  The tax consequences of the 1990 Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 1990 Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitation of OBRA. Under OBRA, which became law in August 1993, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in section 280G of the Code) in any one year. However, under OBRA, the deduction limit does not apply to qualified "performance-based" compensation established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and stock appreciation rights will satisfy the performance-based exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any particular employee within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). The Company believes that it has complied with the requirements of the performance-based compensation exclusion under OBRA, including option pricing requirements and requirements governing the administration of the 1990 Plan so that deductibility of compensation paid to top executives thereunder is not expected to be disallowed. Alternative minimum tax and state and local income taxes are not discussed below, and may vary depending on individual circumstances and from locality to locality.

  Nonqualified Stock Options. For Federal income tax purposes, the recipient of NQSO's granted under the 1990 Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NQSO's the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. An optionee's basis for the stock for the purpose of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

  Incentive Stock Options. There is no taxable income to an employee when an ISO is granted to him or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An ISO exercised more than three months after an optionee's retirement from employment, other than by reason of death or disability, will be taxed as an NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

  Stock Appreciation Rights. No taxable income is realized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

  Restricted Stock. Unless an election is made under Section 83(b) of the Code, an employee to whom restricted stock is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the employee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. If an election is made under Section 83(b), the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefor and the Company will be entitled to a deduction in the same amount.

  Dividend Equivalents. A recipient of a dividend equivalent award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

  Performance Awards. A participant who has been granted a performance award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or in Common Stock, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.

  Stock Payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

  Deferred Compensation. Participants who defer compensation generally will recognize no income, gain or loss for federal income tax purposes when nonqualified stock options are granted in lieu of amounts otherwise payable, and the Company will not be entitled to a deduction at that time. When and to the extent options are exercised, the ordinary rules regarding nonqualified stock options outlined above will apply.

REASONS FOR AMENDMENT

  The 1990 Plan formerly provided that, subject to the respective option agreements, stock options cannot be exercised more than two years after retirement. During 1995, the Board of Directors determined that it was advisable to extend the period of exercisability, following retirement, for options granted on or after November 30, 1995 (i) to the full term of the option for the Chief Executive Officer and Chief Operating Officer; (ii) to the lesser of five years or the full term of the option for options granted to participants in the LTIP or any successor plan; and (iii) to the lesser of three years or the full term of the option for all other optionees in order to provide incentive to executives who are nearing retirement to maximize long-term stockholder value for a period extending beyond their employment with the Company. Accordingly, in September 1995 the Board amended the 1990 Plan to extend the period of exercisability, following retirement, for options granted on or after November 30, 1995, as described above, subject to stockholder approval of the amendment at the Annual Meeting.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to approve this amendment to the 1990 Plan. Your Board of Directors recommends a vote FOR approval of the 1990 Plan amendment.

                                    GENERAL

INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected Coopers & Lybrand L.L.P. to serve as the Company's independent accountants for the 1996 fiscal year. One or more representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

STOCKHOLDER PROPOSALS

  Stockholder proposals for presentation at the annual meeting scheduled to be held on April 24, 1997, must be received at the Company's principal executive offices on or before November 9, 1996. The Company's Bylaws provide that stockholders desiring to nominate persons for election to the board of directors or to bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing 60 to 90 days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, 60 to 90 days prior to such annual meeting or within 10 days after the public announcement of the date of such meeting is first made by the Company; or, if the number of directors to be elected to the board of directors is increased and the Company does not make a public announcement naming all of the nominees for director or specifying the size of the increased board at least 70 days prior to the first anniversary of the preceding year's annual meeting, within 10 days after such public announcement is first made by the Company (with respect to nominees for any newly created positions only)). Such notice must include (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act and Rule 14a-11 thereunder, (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) the name and record address, and class and number of shares owned beneficially and of record, of such stockholder and any such beneficial owner.

ANNUAL REPORT

  The Company's 1995 Annual Report to Stockholders has recently been mailed to all stockholders of record.

  ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          Robert G. van Schoonenberg
                                                Secretary

Dated: March 8, 1996

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

                                                                      APPENDIX A



                           THE 1990 STOCK OPTION AND
                               INCENTIVE PLAN FOR
                                KEY EMPLOYEES OF
                        AVERY INTERNATIONAL CORPORATION

                           THE 1990 STOCK OPTION AND
                               INCENTIVE PLAN FOR
                                KEY EMPLOYEES OF
                        AVERY INTERNATIONAL CORPORATION


                               TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

         1.1          General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2          Beneficiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.3          Board   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.4          Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.5          Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.6          Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.7          Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.8          Director  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.9          Dividend Equivalent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.10         Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.11         Expiration Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.12         Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.13         Fair Market Value   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.14         Grantee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.15         Incentive Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.16         Non-Qualified Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.17         Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.18         Optionee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.19         Performance Award   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.20         Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.21         Restricted Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.22         Restricted Stockholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.23         Secretary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.24         Stock Appreciation Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.25         Stock Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.26         Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.27         Termination of Employment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         1.28         Gender and Number   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE II - SHARES SUBJECT TO PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

         2.1          Shares Subject to Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.2          Unexercised Options and Other Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         2.3          Effect of Certain Exercises   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE III - GRANTING OF OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

         3.1          Eligibility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         3.2          Disqualification for Stock Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         3.3          Granting of Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
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ARTICLE IV - TERMS OF OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

         4.1          Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         4.2          Option Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         4.3          Option Term   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         4.4          Option Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         4.5          Exercise of Option after Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . .   13
         4.6          Consideration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

ARTICLE V - EXERCISE OF OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

         5.1          Partial Exercise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         5.2          Manner of Exercise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         5.3          Conditions to Issuance of Stock Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         5.4          Rights as Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         5.5          Transfer Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE VI - STOCK APPRECIATION RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

         6.1          Grant of Stock Appreciation Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         6.2          Coupled Stock Appreciation Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         6.3          Independent Stock Appreciation Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         6.4          Payment and Limitations on Exercise   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         6.5          Consideration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE VII - AWARD OF RESTRICTED STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

         7.1          Eligibility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         7.2          Award of Restricted Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE VIII - TERMS OF RESTRICTED STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

         8.1          Restricted Stock Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         8.2          Consideration to the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         8.3          Rights as Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         8.4          Restriction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         8.5          Repurchase of Restricted Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         8.6          Escrow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         8.7          Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE IX - PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
             STOCK PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

         9.1          Performance Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         9.2          Dividend Equivalents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         9.3          Stock Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         9.4          Performance Award Agreement, Dividend Equivalent Agreement, Stock Payment Agreement   . . . . . . . .   27
         9.5          Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         9.6          Exercise Upon Termination of Employment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
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         9.7          Payment on Exercise   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         9.8          Consideration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

ARTICLE X - ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

         10.1         Compensation Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         10.2         Duties and Powers of Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         10.3         Majority Rule   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         10.4         Compensation; Professional Assistance; Good Faith Actions   . . . . . . . . . . . . . . . . . . . . .   30
         10.5         Delegation of Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         10.6         CEO's Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

ARTICLE XI - MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

         11.1         Not Transferable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         11.2         Amendment, Suspension, or Termination of this Plan  . . . . . . . . . . . . . . . . . . . . . . . . .   32
         11.3         Changes in Common Stock or Assets of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         11.4         Merger of the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         11.5         Approval of Plan by Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         11.6         Tax Withholding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         11.7         Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         11.8         Limitations Applicable to Section 16 Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         11.9         Plan Designation and Status   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         11.10        Release of Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         11.11        Effect of Plan Upon Options and Compensation Plans  . . . . . . . . . . . . . . . . . . . . . . . . .   41
         11.12        Titles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         11.13        Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

                           THE 1990 STOCK OPTION AND
                               INCENTIVE PLAN FOR
                                KEY EMPLOYEES OF
                        AVERY INTERNATIONAL CORPORATION

                 The purposes of this Plan are as follows:

                 (1) To provide an additional incentive for key Employees to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

                 (2) To enable the Company to obtain and retain key Employees considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I

                                  DEFINITIONS

                 1.1    General

                 Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

                 1.2    Beneficiary

                 "Beneficiary" shall mean a person properly designated by the Optionee or Grantee, including his spouse or heirs at law, to exercise such Optionee's or Grantee's rights under this Plan.

Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with rules established by the Committee and shall be effective upon delivery to the Committee.

                 1.3    Board

                 "Board" shall mean the Board of Directors of the Company.

                 1.4    Code

                 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 1.5    Committee

                 "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 10.1.

                 1.6    Common Stock

                 "Common Stock" shall mean the common stock of the Company, par value $1.00 per share, as presently constituted and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock; debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

                 1.7    Company

                 "Company" shall mean Avery International Corporation.

                 1.8    Director

                 "Director" shall mean a member of the Board.

                 1.9    Dividend Equivalent

                 "Dividend Equivalent" shall mean a right to receive a number of shares of Common Stock or an amount of cash, determined as provided in
Section 9.2 hereof.

                 1.10   Employee

                 "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is then a Subsidiary.

                 1.11   Expiration Date

                 "Expiration Date" shall mean the last day of the term of the Option as established in Section 4.3.

                 1.12   Exchange Act

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 1.13   Fair Market Value

                 "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the mean between the highest and lowest selling price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then the weighted average of the means between the highest and lowest sales upon the nearest date before and the nearest date after such valuation date; or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

                 1.14   Grantee

                 "Grantee" shall mean an Employee granted a Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment under this Plan.

                 1.15   Incentive Stock Option

                 "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422A of the Code and which is designated as an Incentive Stock Option by the Committee.

                 1.16   Non-Qualified Stock Option

                 "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non- Qualified Stock Option by the Committee.

                 1.17   Option

                 "Option" shall mean a stock option granted pursuant to this Plan. An option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option.

                 1.18   Optionee

                 "Optionee" shall mean an Employee granted an Option under this Plan.

                 1.19   Performance Award

                 "Performance Award" shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, stock or a combination of both.

                 1.20   Plan

                 This "Plan" shall mean The 1990 Stock Option and Incentive Plan for Key Employees of Avery International Corporation.

                 1.21   Restricted Stock

                 "Restricted Stock" shall mean Common Stock issued pursuant to
Article VII of this Plan.

                 1.22   Restricted Stockholder

                 "Restricted Stockholder" shall mean a person to whom Restricted Stock has been issued under this Plan.

                 1.23   Secretary

                 "Secretary" shall mean the Secretary of the Company.

                 1.24   Stock Appreciation Right

                 "Stock Appreciation Right" shall mean a stock appreciation right granted under this Plan.

                 1.25   Stock Payment

                 "Stock Payment" shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a key Employee in cash.

                 1.26   Subsidiary

                 "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 1.27   Termination of Employment

                 "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee, the Grantee or the Restricted Stockholder and the Company or a Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment by the Company or a Subsidiary and, at the discretion of the Committee, terminations which result in a temporary severance of the employee- employer relationship that do not exceed one year. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment.

                 1.28   Gender and Number

                 Wherever the masculine gender is used it shall include the feminine and neuter and wherever a singular pronoun is used it shall include the plural, unless the context clearly indicates otherwise.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

                 2.1    Shares Subject to Plan

                 The shares of stock subject to Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Dividend Equivalents or Stock Payments shall be Common Stock, initially shares of the Company's common stock, par value $1.00 per share, as presently constituted, and the aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards shall not exceed 4,000,000. Solely for the purpose of the first sentence of this Section 2.1 shares of Common Stock which are issued or utilized after March 31, 1988 upon exercise of options or stock appreciation rights granted under the Company's Amended 1973 Stock Option and Stock Appreciation Rights Plan for Key Employees and the Company's 1988 Stock Option and Stock Appreciation Rights Plan for Key Employees shall be considered shares issued under this Plan. The shares of Common Stock issuable upon exercise or grant of an Option, Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment, or as Restricted Stock, may be either previously authorized but unissued shares or issued shares which have been repurchased by the Company. If any equity securities of the Company, other than the Company's common stock, par value $1.00 per share, as presently constituted, are issued or authorized to be issued the Committee shall determine, on a fair and equitable basis, the appropriate number of shares of the Company's present common stock to be deemed issued or issuable with respect to such other equity securities for purposes of this Section 2.1.

                 2.2    Unexercised Options and Other Rights

                 If any Option, or other right to acquire shares of Common Stock under any Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment expires or is cancelled without having been fully exercised, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration or cancellation may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Any shares of Restricted Stock repurchased by the Company pursuant to Section 8.5 may again be utilized hereunder, subject to the limitations of Section 2.1.

                 2.3    Effect of Certain Exercises

                 If a Stock Appreciation Right is exercised or a Performance Award based on the increased market value of a specified number of shares of Common Stock is paid, the number of shares of Common Stock to which such exercise or payment relates under such Stock Appreciation Right or Performance Award shall be charged against the maximum number of shares of Common Stock that may be issued under this Plan. If any shares of Common Stock issuable pursuant to any Option or other right to acquire shares of Common Stock are surrendered to the Company as payment for the exercise price of said Option or other right to acquire shares of Common Stock, the number of shares of Common Stock issuable but so surrendered shall be charged against the maximum number of shares of Common Stock that may be issued under this Plan. In the event the Company withholds shares of Common Stock pursuant to Section 11.6 hereof, the number of shares that would have been issuable but that are withheld pursuant to the provisions of Section 11.6 shall be charged against the maximum number of shares of Common Stock that may be issued under this Plan.

                                  ARTICLE III

                              GRANTING OF OPTIONS

                 3.1    Eligibility

                 Options shall be granted to key Employees of the Company or of a Subsidiary.

                 3.2    Disqualification for Stock Ownership

                 No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary of the Company unless such Incentive Stock Option conforms to the applicable provisions of Section 422A of the Code.

                 3.3    Granting of Options

                 (a) The Committee shall from time to time, in its absolute discretion:

                        (i) Determine which Employees are key Employees and select from among the key Employees (including those to whom Options have been previously granted under this Plan) such of them as in its opinion should be granted Options;

                     (ii) Determine the number of shares to be subject to such Options granted to the selected key Employees;

                    (iii) Determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options (Incentive Stock Options or Non-Qualified Stock Options, or both, may be granted to any key Employee);

                     (iv) Determine the terms and conditions of such Options, consistent with this Plan.

                 (b) Upon the selection of a key Employee to be granted an Option, the Committee shall instruct the Secretary to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options, Stock Appreciation Rights, Performance Awards, Dividend Equivalents, Stock Payments or other rights which have been previously granted to him under this Plan, the Company's 1988 Stock Option and Stock Appreciation Rights Plan for Key Employees or the Company's Amended 1973 Stock Option and Stock Appreciation Rights Plan for Key Employees. An Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the exercise price of such surrendered Option, Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment may cover the same (or a lesser or greater) number of shares as such surrendered right, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered right.

                                   ARTICLE IV

                                TERMS OF OPTIONS

                 4.1    Option Agreement

                 Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422A of the Code.

                 4.2    Option Price

                 The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that in the case of Incentive Stock Options such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, and in the case of Non-Qualified Stock Options such price shall be no less than the par value of a share of Common Stock.

                 4.3    Option Term

                 The term of an Option shall be set by the Committee in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted. Notwithstanding anything to the contrary, there shall be no limitation on the term, as set by the Committee, of a Non-Qualified Stock Option. The last day of the term of the Option shall be the Option's Expiration Date.

                 4.4    Option Vesting

                 (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

                 (b) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

                 (c) Notwithstanding any other provision of this Plan, in the case of an Incentive Stock Option, the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the shares of Common Stock with respect to which "incentive stock options" (within the meaning of Section 422A of the Code) are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company and any Subsidiary) shall not exceed $100,000.

                 4.5    Exercise of Option after Termination of Employment

                 An Option is exercisable by an Optionee only while he is an Employee. The preceding notwithstanding, the Committee may determine that an Option may be exercised subsequent to an Optionee's Termination of Employment, subject to the following limitations:

                 (a) If the Optionee dies while an Option is exercisable under the terms of this Plan, the Optionee's Beneficiary may exercise such rights, to the extent the Optionee could have done so immediately preceding his death. Any such Option must be exercised within twelve (12) months after the Optionee's death and the Committee may in its discretion extend the Expiration Date of such Option to accommodate such exercise; provided, however, that the term of an Incentive Stock Option may not be extended beyond ten (10) years from the date of grant.

                 (b) If the Optionee's employment is terminated due to his permanent and total disability, as defined in Section 22(e)(3) of the Code, the Optionee may exercise his Option, to the extent exercisable as of his Termination of Employment, within twelve (12) months after termination, but no later than the Option's Expiration Date.

                 (c) If the Optionee's employment is terminated due to his retirement at or after age fifty-five (55), the Optionee may exercise his Option, to the extent exercisable as of his

Termination of Employment, within twenty-four (24) months after termination, but not later than the Option's Expiration Date.

                 (d) If the Optionee's employment is terminated due to his retirement at or after age fifty-five (55) and such Optionee continues as a Director, the Optionee may exercise his Option to the same extent as he would be able to exercise it if he continued to be an Employee, until the earlier of two (2) years after he ceases to be a Director or the Option's Expiration Date.

                 (e) If the Optionee's employment is terminated for any reason other than those set forth in subsections (a) through (d) above, the Optionee may exercise his Option, to the extent exercisable as of his Termination of Employment, within three (3) months after Termination of Employment, but not later than the Option's Expiration Date.

                 4.6    Consideration

                 In consideration of the granting of the Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company or a Subsidiary for a period of at least one year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and the Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

                                   ARTICLE V

                              EXERCISE OF OPTIONS

                 5.1    Partial Exercise

                 An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

                 5.2    Manner of Exercise

                 All or a portion of an exercisable Option shall be deemed exercised upon delivery to the Secretary or his office of all of the following:

                 (a) A written notice complying with the applicable rules established by the Committee or the Company, stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

                 (b) Full cash payment for the shares with respect to which the Option, or portion thereof, is exercised. However, at the discretion of the Committee, the terms of the option may (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised,
(ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option; or (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration;

                 (c) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars; and

                 (d) In the event that the Option shall be exercised pursuant to Section 4.5(a) by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

                 5.3    Conditions to Issuance of Stock Certificates

                 The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                 (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

                 (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the

Committee shall, in its absolute discretion, deem necessary or advisable;

                 (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

                 (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

                 (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

                 5.4    Rights as Shareholders

                 The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

                 5.5    Transfer Restrictions

                 The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive

Stock Option within (i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

                                   ARTICLE VI

                           STOCK APPRECIATION RIGHTS

                 6.1    Grant of Stock Appreciation Rights

                 A Stock Appreciation Right may be granted to any Employee selected by the Committee to whom an Option may be granted under this Plan. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose and shall be evidenced by a written Stock Appreciation Right Agreement, which shall be executed by the Grantee and an authorized officer of the Company. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of a Stock Appreciation Right to an Employee that the Employee surrender for cancellation some or all of the unexercised Options, Stock Appreciation Rights, Performance Awards, Dividend Equivalents, Stock Payments or other rights which have been previously granted to him under this Plan, the Company's 1988 Stock Option and Stock

Appreciation Rights Plan for Key Employees or the Company's Amended 1973 Stock Option and Stock Appreciation Rights Plan for Key Employees. A Stock Appreciation Right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Stock Appreciation Right, Option, Performance Award, Dividend Equivalent may cover the same (or a lesser or greater) number of shares as such surrendered right, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered right.

                 6.2    Coupled Stock Appreciation Rights

                 (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

                 (b) A CSAR may be granted to the Grantee for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

                 (c) A CSAR shall entitle the Grantee (or other person entitled to exercise the Option pursuant to this Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price of the Option from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of

Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

                 6.3    Independent Stock Appreciation Rights

                 (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee. An ISAR is exercisable only while the Grantee is an Employee; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment to the extent permitted under
Section 4.5.

                 (b) An ISAR shall entitle the Grantee (or other person entitled to exercise the ISAR pursuant to this Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

                 6.4    Payment and Limitations on Exercise

                 (a) Payment of the amount determined under Section 6.2(c) and 6.3(b) above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 5.3 hereinabove pertaining to Options.

                 (b) So long as Rule 16b-3 under the Exchange Act, or any successor thereto, so provides, no CSAR shall be exercisable during the first six months after it is granted with respect to an outstanding Option, except to the extent that the Committee in its discretion permits such exercise in the event of the Grantee's death or disability within the meaning of Section 105(d)(4) of the Code.

                 (c) So long as Rule 16b-3 under the Exchange Act, or any successor thereto, so provides, cash payment upon exercise of a Stock Appreciation Right may only be made if such Stock Appreciation Right is exercised during the period beginning on the third business day following the date of the Company's release of its quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

                 6.5    Consideration

                 In consideration of the granting of a Stock Appreciation Right, the Grantee shall agree, in the written Stock Appreciation Right Agreement, to remain in the employ of the Company or a Subsidiary for a period of at least one year after the Stock Appreciation Right is granted. Nothing in this Plan or in any Stock Appreciation Right Agreement hereunder shall confer on any Grantee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and the Subsidiaries, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

                                  ARTICLE VII

                           AWARD OF RESTRICTED STOCK

                 7.1    Eligibility

                 Any Employee selected by the Committee to whom an Option may be granted under this Plan shall be eligible to be awarded Restricted Stock.

                 7.2    Award of Restricted Stock

                 (a) The Committee shall from time to time, in its absolute discretion:

                     (i) Select from among Employees (including Employees to whom Options, Stock Appreciation Rights, Performance Awards, Dividend Equivalents or Stock Payments have previously been granted and/or shares of Restricted Stock have previously been issued) such of them as in its opinion should be awarded Restricted Stock; and

                     (ii) Determine the purchase price and other terms and conditions applicable to such Restricted Stock, consistent with this Plan.

                 (b) The Committee shall establish the purchase price and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the

Common Stock to be purchased. In all cases legal consideration shall be required for each issuance of Restricted Stock.

                 (c) Upon the selection of an Employee to be awarded Restricted Stock, the Committee shall instruct the Secretary to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

                                  ARTICLE VIII

                           TERMS OF RESTRICTED STOCK

                 8.1    Restricted Stock Agreement

                 Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the selected Employee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

                 8.2    Consideration to the Company

                 As consideration for the issuance of Restricted Stock, in addition to payment of the purchase price, the selected Employee shall agree, in the written Restricted Stock Agreement, to remain in the employ of the Company or a Subsidiary for a period of at least one year after the Restricted Stock is issued. Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer on any Restricted Stockholder any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and the Subsidiaries, which are hereby expressly reserved, to discharge any Restricted Stockholder at any time for any reason whatsoever, with or without good cause.

                 8.3    Rights as Shareholders

                 Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 8.6, the Restricted Stockholder shall have all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to vote the shares and to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 8.4.

                 8.4    Restriction

                 All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions based on duration of employment with the Company, company performance and individual performance; provided, however, that by a resolution adopted after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

                 8.5    Repurchase of Restricted Stock

                 The Committee shall provide in the terms of each individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon a Termination of Employment for any reason at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that provision may be made that no such right of repurchase shall exist in the event of a Termination of Employment because of the Restricted Stockholder's retirement at or after age fifty-five (55), death or total disability.

                 8.6    Escrow

                 The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

                 8.7    Legend

                 In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

                                   ARTICLE IX

            PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS

                 9.1    Performance Awards

                 One or more Performance Awards may be granted to any Employee selected by the Committee to whom an Option may be granted under this Plan.
The value of such Performance Awards may be linked to the market value, book value or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee, or may be based upon the appreciation in the market value, book value or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee.

                 9.2    Dividend Equivalents

                 Any Employee selected by the Committee to whom an Option may be granted under this Plan may be granted "Dividend Equivalents" based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option, Stock Appreciation Right or

Performance Award is granted, and the date such Option, Stock Appreciation Right or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

                 9.3    Stock Payments

                 Any Employee selected by the Committee to whom an Option may be granted under this Plan may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Fair Market Value, book value or other measure of the value of Common Stock on the date such Stock Payment is made or on any date thereafter.

                 9.4 Performance Award Agreement, Dividend Equivalent Agreement, Stock Payment Agreement

                 Each Performance Award, Dividend Equivalent and/or Stock Payment shall be evidenced by a written agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

                 9.5    Term

                 The term of a Performance Award, Dividend Equivalent and/or Stock Payment shall be set by the Committee in its discretion.

                 9.6    Exercise Upon Termination of Employment

                 A Performance Award, Dividend Equivalent and/or Stock Payment is exercisable only while the Grantee is an Employee; provided that the Committee may determine that the Performance Award, Dividend Equivalent and/or Stock Payment may be exercised subsequent to Termination of Employment to the extent permitted under Section 4.5.

                 9.7    Payment on Exercise

                 Payment of the amount determined under Section 9.1 or 9.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.3.

                 9.8    Consideration

                 In consideration of the granting of a Performance Award, Dividend Equivalent and/or Stock Payment, the Grantee shall agree, in a written agreement, to remain in the employ of the Company or a Subsidiary for a period of at least one year after such Performance Award, Dividend Equivalent and/or Stock Payment is granted. Nothing in this Plan or in any agreement hereunder shall confer on any Grantee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and the Subsidiaries, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

                                   ARTICLE X

                                 ADMINISTRATION

                 10.1   Compensation Committee

                 The Compensation Committee shall consist of at least three Directors, appointed by and holding office at the pleasure of the Board, no one of whom is then an Employee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

                 10.2   Duties and Powers of Committee

                 It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan, the Options, the Stock Appreciation Rights, the Performance Awards, the Dividend Equivalents, the Stock Payments, and the Restricted Stock, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee, or Restricted Stockholder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of
Section 422A of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan.

                 10.3   Majority Rule

         The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

                10.4   Compensation; Professional Assistance; Good Faith Actions

                 Expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company, and all other interested persons. No members of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan, any Option, any Stock Appreciation Right, any Performance Award, any Dividend Equivalent, any Stock Payment, or any Restricted Stock, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

                 10.5   Delegation of Authority

                 The Committee may in its discretion delegate to the Chief Executive Officer of the Company or the Secretary of the Company, or both, any or all of the administrative duties and authority of the Committee under this Plan, other than the authority to make grants or awards under this Plan.

                 10.6   CEO's Fund

                 Notwithstanding Section 10.5, the Committee may in its discretion delegate to the Chief Executive Officer of the Company any or all of its authority to make grants or awards under this Plan pursuant to Articles III (including the determination of which Employees are key Employees) through IX inclusive with respect to any key Employee who is not an "Executive Officer" of the Company (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended), subject to any limitations the Committee may impose.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                 11.1   Not Transferable

                 Options, Stock Appreciation Rights, Performance Awards, Dividend Equivalents, Stock Payments and Restricted Stock under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution; provided, however, that an Optionee may designate a Beneficiary to exercise his Option or other rights under this Plan after his death. No Option, Stock Appreciation Right,

Performance Award, Dividend Equivalent, Stock Payment or Restricted Stock or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this
Section 11.1 shall prevent transfers by will or by the applicable laws of descent and distribution. An Option shall be exercised during the Optionee's lifetime only by the Optionee or his guardian or legal representative. A Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment under this Plan shall be exercised during the Grantee's lifetime only by the Grantee or his guardian or legal representative.

                 11.2   Amendment, Suspension, or Termination of this Plan

                 This Plan may be wholly or partially amended or otherwise modified, suspended, or terminated at any time or from time to time by the Board. However, without approval of the Company's shareholders given within 12 months before or after the action by the Board or the Committee, no action of the Committee or Board may, except as provided in Section 11.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, and no action of the Committee or Board may be taken that would otherwise require shareholder approval as a matter of applicable law, regulation or rule. No amendment, suspension, or termination of this Plan shall, without the consent of the holder of an Option, Stock Appreciation Right, Performance Award, Dividend Equivalent, Stock Payment or Restricted Stock, alter or impair any rights or obligations under any option, Stock Appreciation Right, Performance Award, Dividend Equivalent, Stock Payment or Restricted Stock theretofore granted or issued. No Option, Stock Appreciation Right, Performance Award, Dividend Equivalent, Stock Payment or Restricted Stock may be granted or awarded during any period of suspension nor after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after January 24, 2000.

                 11.3   Changes in Common Stock or Assets of the Company

                 In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for cash or a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, stock dividend, or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options or with respect to which the exercise of Stock Appreciation Rights, Performance Awards, Dividend Equivalents or Stock Payments may be granted, including adjustments of the limitation in Section 2.1 on the maximum number and kind of shares which may be issued.

                 In the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee shall also make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, Stock Appreciation Rights, Performance Awards, Dividend Equivalents or Stock Payments, or portions thereof then unexercised, shall be exercisable. Such adjustment shall be made with the intent that after the change or exchange of shares, each Optionee's and each Grantee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option, Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment may include a necessary or appropriate corresponding adjustment in Option, Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment exercise price, but shall be made without change in the total price applicable to the Option, Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment, or the unexercised portion thereof (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

                 Where an adjustment of the type described above is made to an Incentive Stock Option under this Section, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 425(h)(3) of the Code.

                 In the event of a spin-off or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value, the Committee may in its discretion make an appropriate and equitable adjustment to the Option, Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment exercise price to reflect such diminution in the Fair Market Value.

                 11.4   Merger of the Company

                 In the event of the merger or consolidation of the Company with or into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company:

                 (a) At the discretion of the Committee, the terms of an Option, Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment may provide that it cannot be exercised after such event.

                 (b) In its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of such Option, Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment or by a resolution adopted prior to the occurrence of such event that, for a specified period of time prior to such event, such Option, Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 4.4 or Section 6.2(a), (ii) Section 6.4(c) to the extent such Section pertains to the receipt of Common Stock upon exercise of a Stock Appreciation Right, or (iii) the provisions of such Option, Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment.

                 (c) At the discretion of the Committee, the restrictions imposed under a Restricted Stock Agreement upon some or all shares of Restricted Stock may be terminated and/or some or all of such shares may cease to be subject to repurchase under Section 8.5 after such event.

                 11.5   Approval of Plan by Shareholders

                 This Plan will be submitted for the approval of the Company's shareholders within 12 months after the date of the Board's initial adoption of this Plan. Options, Stock Appreciation Rights, Performance Awards, Dividend Equivalents or Stock Payments may be granted or Restricted Stock may be awarded prior to such shareholder approval, provided that such Options, Stock Appreciation Rights, Performance Awards, Dividend Equivalents or Stock Payments shall not be exercisable and such Restricted Stock shall not vest prior to the time when this Plan is approved by the shareholders, and provided further that if such approval has not been obtained at the end of said 12-month period, all Options, Stock Appreciation Rights, Performance Awards, Dividend Equivalents or Stock Payments previously granted and all Restricted Stock previously awarded under this Plan shall thereupon be cancelled and become null and void.

                 11.6   Tax Withholding

                 The Company shall be entitled to require payment or deduction from other compensation payable to each Optionee, Grantee or Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to any Option, Stock Appreciation Right, Performance Award, Dividend Equivalent, Stock Payment or Restricted Stock. The Committee may in its discretion allow such Optionee, Grantee or Restricted Stockholder to elect to have the Company withhold shares of Common Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. If the Optionee, Grantee or Restricted Stockholder elects to advance such sums directly, written notice of that election shall be delivered on or prior to such exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Company, payment in cash or by check of such sums for taxes shall be delivered within two days after the date of exercise. If, as allowed by the Committee, the Optionee, Grantee or Restricted Stockholder elects to have the Company withhold shares of Common Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld, the value of the shares of Common Stock to be withheld (or returned as the case may be) will be equal to the Fair Market Value of such shares on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Elections by such persons to have shares of Common Stock withheld for this purpose will be subject to the following restrictions:

(w) the election must be made on or prior to the Tax Date, (x) the election must be irrevocable, (y) the election shall be subject to the disapproval of the Committee, and (z) if the person is an officer of the Company within the meaning of Section 16 of the Exchange Act, the election shall be subject to such additional restrictions as the Committee may impose in an effort to secure the benefits of any regulations thereunder. The Committee shall not be obligated to issue shares and/or distribute cash to any person upon exercise of any right until such payment has been received or shares have been so withheld, unless withholding (or offset against a cash payment) as of or prior to the date of such exercise is sufficient to cover all such sums due or which may be due with respect to such exercise.

                 11.7   Loans

                 The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of outstanding Options, Stock Appreciation Rights, Performance Awards, Dividend Equivalents or Stock Payments granted under this Plan, or the issuance of Restricted Stock awarded under this Plan. The terms and conditions of any such loan shall be set by the Committee.

                 11.8   Limitations Applicable to Section 16 Persons

                 (a) Notwithstanding any other provision of this Plan, any Option, Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment granted or Restricted Stock awarded to a key Employee who is then subject to Section 16 of the Exchange Act is subject to the following additional limitations:

                        (i) the Option, Stock Appreciation Right, Performance Award, Dividend Equivalent, Stock Payment, or Restricted Stock Agreement may provide for the issuance of shares of Common Stock as a stock bonus for no consideration other than services rendered; and

                     (ii) in the event of an Option, Stock Appreciation Right, Performance Award, Dividend Equivalent, Stock Payment, or Restricted Stock Agreement under which shares of Common Stock are or in the future may be issued for any type of consideration other than services rendered, the amount of such consideration either
         (i) shall be equal to the minimum amount (such as the par value of such shares) required to be received by the Company to comply with applicable state law, or (ii) shall be equal to or greater than 50% of the Fair Market Value of the shares of Common Stock on the date of the grant of the Option, Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment, or the issuance of the Restricted Stock.

                 (b) Notwithstanding any other provision of this Plan, this Plan, and any Option, Stock Appreciation Right, Performance Award, Dividend Equivalent or Stock Payment granted, or Restricted Stock awarded, to a key Employee who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. Any such additional limitation shall be set forth in an annex to this Plan, such annex to be incorporated herein by this reference and made part of this Plan.

                 11.9   Plan Designation and Status

                 Notwithstanding the designation of this document as a Plan for convenience of reference and to standardize certain provisions applicable to all types of Options, Stock Appreciation Rights, Performance Awards, Dividend Equivalents, Stock Payments and Restricted Stock issuances authorized, each of the Option, Stock Appreciation Right, Performance Award, Dividend Equivalent, Stock Payment and Restricted Stock shall be deemed to be a separate "plan" for purposes of Section 16 of the Exchange Act and any applicable state securities laws.

                 11.10  Release of Restrictions

                 Any or all of the foregoing limitations in Sections 11.8(a) and 11.9 on Options, Stock Appreciation Rights, Performance Awards, Dividend Equivalents, Stock Payments granted to key Employees, and Restricted Stock awarded to key Employees shall be suspended if, to the extent, as to such persons, and for so long as the Securities and Exchange Commission by regulation or official staff interpretation or a no-action letter issued to the Company determines that such limitation is not necessary to secure the benefits otherwise available with respect to a "plan" or particular award, as the case may be, under any applicable exemptive rule under Section 16 of the Exchange Act.

                 11.11  Effect of Plan Upon Options and Compensation Plans

                 The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary, or (b) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

                 11.12  Titles

                 Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

                 11.13  Governing Law

                 This Plan and any agreements hereunder shall be administered, interpreted and enforced under the laws of the State of California.

                                AMENDMENT NO. 1
                  TO THE 1990 STOCK OPTION AND INCENTIVE PLAN
                FOR KEY EMPLOYEES OF AVERY DENNISON CORPORATION


WHEREAS, Section 11.2 of the 1990 Stock Option and Incentive Plan for Key Employees of Avery Dennison Corporation (the "Plan") provides that the Plan may be amended by the Board of Directors of Avery Dennison Corporation (the "Company"), subject to shareholder approval in certain circumstances; and

WHEREAS, the Board of Directors of the Company has determined that it is advisable to amend the Plan in certain respects and to submit this amendment to the Company's shareholders for approval.

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 1994 in the following respects:

1. The first sentence of Section 2.1 is hereby deleted in its entirety and the following is inserted in lieu thereof:

      "The shares of stock subject to Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Dividend Equivalents or Stock Payments shall be Common Stock, initially shares of the Company's common stock, par value $1.00 per share, as presently constituted, and the aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards shall not exceed 7,950,000."

2.    The following language is hereby added at the end of Section 3.3(a)(ii):

      "; provided, however, that in no event shall the Committee grant Options to any individual Employee during any calendar year covering in excess of 200,000 shares."



                             Approved:
                                        ____________________________________
                                        Charles D. Miller
                                        Chairman and Chief Executive Officer
                                        Avery Dennison Corporation

                                AMENDMENT NO. 2
                  TO THE 1990 STOCK OPTION AND INCENTIVE PLAN
                FOR KEY EMPLOYEES OF AVERY DENNISON CORPORATION

WHEREAS, Section 11.2 of the 1990 Stock Option and Incentive Plan for Key Employees of Avery Dennison Corporation (the "Plan") provides that the Plan may be amended by the Board of Directors of Avery Dennison Corporation (the "Company"), subject to shareholder approval in certain circumstances; and

WHEREAS, the Board of Directors of the Company has determined that it is advisable to amend the Plan in certain respects and to submit this amendment to the Company's shareholders for approval.

NOW, THEREFORE, the Plan is hereby amended effective as of September 28, 1995, subject to shareholder approval at the annual meeting of stockholders on April 25, 1996, in the following respects:

Section 4.5 Exercise of Option after Termination of Employment
            --------------------------------------------------
     The first paragraph is hereby amended and revised to read as follows:

            "An Option is exercisable by an Optionee while he is an Employee. The preceding notwithstanding, an Option may be exercised subsequent to an Optionee's Termination Of Employment, subject to the following limitations:"

     Section 4.5(c) is hereby deleted in its entirety and the following is inserted in lieu thereof:

            "(c) For Options granted before November 30, 1995, if the Optionee's employment is terminated due to his retirement, the Optionee may exercise his Options, to the extent exercisable as of his Termination of Employment, within twenty-four (24) months after termination, but not later than the Option's Expiration Date. For Options granted on or after November 30, 1995, if the Optionee's employment is terminated due to his retirement, the Optionee may exercise his Options, to the extent exercisable as of his Termination of Employment, as follows: (i) in the case of any Option granted to the Chief Executive Officer or the Chief Operating Officer, on any date prior to or on the Option's Expiration Date;
            (ii) in the case of any Option granted to a participant, other than the Chief Executive Officer or the Chief Operating Officer, in the Company's Long-Term Incentive Program or any successor plan, within sixty (60) months after termination, but not later than the Option's Expiration Date; and (iii) in the case of an Option granted to any other Optionee, within thirty-six (36) months after termination, but not later than the Option's Expiration Date."

                                  Approved:
                                            ------------------------------------
                                            Charles D. Miller
                                            Chairman and Chief Executive Officer
                                            Avery Dennison Corporation

                                     PROXY

                        SOLICITED BY BOARD OF DIRECTORS
[LOGO OF AVERY           ANNUAL MEETING--APRIL 25, 1996
  DENNISON]                   PASADENA, CALIFORNIA

                        Avery Dennison Corporation
                        150 No. Orange Grove Boulevard
                        Pasadena, California 91103


  The undersigned hereby appoints John C. Argue, Sidney R. Petersen and Philip
M. Neal, or each or any of them with power of substitution, proxies for the undersigned to act and vote at the 1996 annual meeting of stockholders of Avery Dennison Corporation and at any adjournments thereof as indicated upon the matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

1. Election of Directors

  NOMINEES: Charles D. Miller, Richard M. Ferry and Dwight L. Allison, Jr.

2. Approval of an amendment to the Company's 1990 Stock Option and Incentive Plan for Key Employees

IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE
                 DIRECTOR NOMINEES AND FOR PROPOSAL NUMBER 2.
                                                                         (OVER)
                  (continued and to be signed on other side)
--------------------------------------------------------------------------------
                         PLEASE FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                                  Please mark
                                 your votes as     [X]
                                  indicated in
                                  this example

A vote FOR ALL nominees is
recommended by the Board
of Directors.

1. Election of Directors (page 1)

        WITHHELD
  FOR   FROM ALL
  [_]     [_]

FOR ALL EXCEPT the following nominee(s):

----------------------------------------

A vote FOR is recommended by the Board of Directors.

2. Approval of an amendment to the Company's 1990 Stock Option and Incentive Plan for Key Employees (page 24)

        FOR    AGAINST  ABSTAIN
        [_]     [_]      [_]

PLEASE DO NOT FOLD OR
PERFORATE THIS CARD

IMPORTANT--PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THANK YOU.

Send admission ticket for meeting  [_]

Signature(s) of Stockholder(s) _________________ Date ______________ , 1996

NOTE: If acting as attorney, executor, trustee, or in other representative capacity, please sign name and title.

--------------------------------------------------------------------------------
                             PLEASE FOLD AND DETACH HERE

                       CONFIDENTIAL VOTING INSTRUCTIONS
[LOGO OF AVERY
 DENNISON]                     Avery Dennison Corporation
                               150 No. Orange Grove Boulevard
                               Pasadena, California 91103

TO: FIRST INTERSTATE BANK OF CALIFORNIA AS AGENT FOR THE TRUSTEES OF THE AVERY
    DENNISON SAVINGS PLAN AND SHARE PLAN

  VOTING INSTRUCTIONS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF AVERY DENNISON CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 25, 1996.

  The undersigned hereby appoints John C. Argue, Sidney R. Petersen and Philip
M. Neal, or each or any of them with power of substitution, proxies for the undersigned to act and vote at the 1996 annual meeting of stockholders of Avery Dennison Corporation and at any adjournments thereof as indicated upon the matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

1. Election of Directors

  NOMINEES: Charles D. Miller, Richard M. Ferry and Dwight L. Allison, Jr.

2. Approval of an amendment to the Company's 1990 Stock Option and Incentive Plan for Key Employees

IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE
                 DIRECTOR NOMINEES AND FOR PROPOSAL NUMBER 2.
                                                                         (OVER)
                  (continued and to be signed on other side)
--------------------------------------------------------------------------------

                         PLEASE FOLD AND DETACH HERE

--------------------------------------------------------------------------------


                                  Please mark
                                 your votes as    [X]
                                  indicated in
                                  this example

A vote FOR ALL nominees is                WITHHELD
recommended by the Board         FOR      FROM ALL
of Directors.                    [_]        [_]

1.Election of Directors (page 1)

FOR ALL EXCEPT the following nominee(s):

---------------------------------------

A vote FOR is recommended by the Board of Directors.

2. Approval of an amendment to the Company's 1990 Stock Option and Incentive Plan for Key Employees (page 24)

     FOR    AGAINST    ABSTAIN
     [_]     [_]        [_]

PLEASE DO NOT FOLD OR
PERFORATE THIS CARD

IMPORTANT--PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THANK YOU.

Send admission ticket for meeting   [_]

Signature(s) of Stockholder(s) _________________Date ______________ , 1996

NOTE: If acting as attorney, executor, trustee, or in other representative capacity, please sign name and title.

--------------------------------------------------------------------------------
                         PLEASE FOLD AND DETACH HERE

                       CONFIDENTIAL VOTING INSTRUCTIONS
[LOGO OF AVERY
 DENNISON]                 Avery Dennison Corporation
                           150 No. Orange Grove Boulevard
                           Pasadena, California 91103

TO: FIRST INTERSTATE BANK OF CALIFORNIA AS AGENT FOR THE TRUSTEES OF THE
    DENNISON MANUFACTURING COMPANY BARGAINING UNIT EMPLOYEE STOCK OWNERSHIP
    PLAN

  VOTING INSTRUCTIONS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF AVERY DENNISON CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 25, 1996.

  The undersigned hereby appoints John C. Argue, Sidney R. Petersen and Philip
M. Neal, or each or any of them with power of substitution, proxies for the undersigned to act and vote at the 1996 annual meeting of stockholders of Avery Dennison Corporation and at any adjournments thereof as indicated upon the matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

1. Election of Directors

  NOMINEES: Charles D. Miller, Richard M. Ferry and Dwight L. Allison, Jr.

2. Approval of an amendment to the Company's 1990 Stock Option and Incentive Plan for Key Employees

IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE
                 DIRECTOR NOMINEES AND FOR PROPOSAL NUMBER 2.
                                                                         (OVER)
                  (continued and to be signed on other side)

--------------------------------------------------------------------------------
                         PLEASE FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                                  Please mark
                                 your votes as   [X]
                                  indicated in
                                  this example

A vote FOR ALL nominees is                  WITHHELD
recommended by the Board           FOR      FROM ALL
of Directors.                      [_]         [_]

1.Election of Directors (page 1)

FOR ALL EXCEPT the following nominee(s):

----------------------------------------

A vote FOR is recommended by the Board of Directors.

2. Approval of an amendment to the Company's 1990 Stock Option and Incentive Plan for Key Employees (page 24)

          FOR             AGAINST         ABSTAIN
          [_]              [_]             [_]

PLEASE DO NOT FOLD OR
PERFORATE THIS CARD

IMPORTANT--PLEASE MARK, SIGN, DATE AND
RETURN THIS PROXY PROMPTLY IN THE
ENCLOSED ENVELOPE. THANK YOU.

Send admission ticket for meeting  [_]

Signature(s) of Stockholder(s) _________________ Date _____________ , 1996

NOTE: If acting as attorney, executor, trustee, or in other representative capacity, please sign name and title.

--------------------------------------------------------------------------------

                          PLEASE FOLD AND DETACH HERE

                                  PROXY
                     SOLICITED BY BOARD OF DIRECTORS
[LOGO OF AVERY        ANNUAL MEETING--APRIL 25, 1996
 DENNISON]                  PASADENA, CALIFORNIA

                      Avery Dennison Corporation
                      150 No. Orange Grove Boulevard
                      Pasadena, California 91103

  The undersigned hereby appoints John C. Argue, Sidney R. Petersen and Philip
M. Neal, or each or any of them with power of substitution, proxies for the undersigned to act and vote at the 1996 annual meeting of stockholders of Avery Dennison Corporation and at any adjournments thereof as indicated upon the matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters which may properly come become the meeting.

1.Election of Directors

  NOMINEES: Charles D. Miller, Richard M. Ferry and Dwight L. Allison, Jr.

2. Approval of an amendment to the Company's 1990 Stock Option and Incentive Plan for Key Employees

  IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF
THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBER 2.
                                                                          (OVER)
                   (continued and to be signed on other side)

[X] PLEASE MARK VOTES.
--------------------------------------------------------------------------------
     A vote FOR ALL nominees is      A vote FOR is recommended by the Board of
     recommended by the Board of     Directors:
     Directors:
--------------------------------------------------------------------------------
 1. Election of Directors (page 1)    2. Approval of an amendment to the
                                         Company's 1990 Stock Option and
       FOR                WITHHELD       Incentive Plan for Key Employees
       ALL                  FROM         (page 24)
    NOMINEES                ALL
       [_]                NOMINEES         FOR      AGAINST    ABSTAIN
                            [_]            [_]        [_]        [_]

 FOR ALL EXCEPT the following nominee(s):


 ------------------------------------
                                                   Date ___________ , 1996

                                                   -----------------------

                                                   -----------------------
                                                   Signature(s) of
                                                   Stockholder(s)

                                                   -----------------------
                                                   Note: If acting as
                                                   attorney, executor,
                                                   trustee, or in other
                                                   representative
                                                   capacity, please sign
                                                   name and title.

                                                  -------------------------
                                                   Send admission ticket
                                                   for meeting [_]

  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE. THANK YOU.